UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to Section 240.14a-12

AKORN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1925 West Field Court,

Suite 300

Lake Forest, Illinois 60045

Dear Shareholder:

You are cordially invited to attend the 2018 annual meeting of shareholders of Akorn, Inc. to be held at 10:00 a.m., local time (Central Standard Time) on December 27, 2018, at the Company’s corporate headquarters at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045 for the following purposes, as more fully described in the proxy statement:

1. To elect seven directors,

2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountant,

3. To approve through an advisory vote the Company’s executive compensation program, and

4. To transact such other matters as may properly come before the meeting.

You may attend the meeting in person or by proxy. Only shareholders or their legal proxy holders will be allowed to attend the 2018 annual meeting. To be admitted to the 2018 annual meeting, you must present a form of government-issued photo identification and valid proof of ownership of the Company’s common stock as of November 5, 2018 or a valid legal proxy.

Your vote is important. We strongly urge you to cast your vote as soon as possible, even if you currently plan to attend the meeting in person. You may vote your shares by Internet or telephone, or by following the instructions on the proxy card or the voting instruction form you receive with your paper copy of the print materials.

We appreciate your investment in Akorn.

By Order of the Board of Directors
/S/ Raj Rai
Raj Rai
Chief Executive Officer
November 21, 2018

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Notice
of the 2018 Annual Meeting

The 2018 annual meeting of shareholders of Akorn, Inc., a Louisiana corporation, will be held at the time and place and for the purposes indicated below.

December 27, 2018

10:00 a.m., Local Time (Central Standard Time)

1925 West Field Court, Suite 300, Lake Forest, Illinois 60045

Items of Business:	•	To elect seven directors from the nominees named in the proxy statement to serve until the 2019 annual meeting or until their successors are elected and qualified (Proposal 1);
	•	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2);
	•	To approve, through a non-binding advisory vote, the Company’s executive compensation program (Proposal 3); and
	•	To transact such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Recommendations of the		The Board of Directors unanimously recommends that you vote as follows:
Board:		“FOR ALL” nominees in Proposal 1 and “FOR” Proposals 2 and 3.

Record Date:		Shareholders of record as of the close of business November 5, 2018, are entitled notice of and to vote at the 2018 annual meeting.

Voting:		Your vote is very important. To ensure your representation at the meeting, please vote your shares as soon as possible, by Internet or telephone, or proxy card or voter instruction form.

By Order of the Board of Directors

/S/ Raj Rai

Raj Rai

 Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held on December 27, 2018.

The proxy statement, the form of proxy card, and the annual report to shareholders for the fiscal year ending December 31, 2017 are available at http://www.proxyvote.com.

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AKORN, INC.

1925 West Field Court, Suite 300

Lake Forest, Illinois 60045

November 21, 2018

Proxy Statement

For the Annual Meeting of Shareholders to be held December 27, 2018

The Board of Directors of Akorn, Inc. is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2018 annual meeting of shareholders of Akorn, Inc. The meeting will be held at the Company’s headquarters, at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, on December 27, 2018, at 10:00 a.m., local time (Central Standard Time). The 2018 annual meeting of the shareholders is being held late in the year as a result of developments relating to the Agreement and Plan of Merger dated April 24, 2017 (the “Merger Agreement”) that Akorn entered into with Fresenius Kabi AG (“Fresenius”), Quercus Acquisition, Inc. and Fresenius SE & Co. KGaA, and Akorn’s pending appeal of a ruling by the Delaware Court of Chancery relating to Fresenius’s purported termination of the Merger Agreement.

This proxy statement contains information on matters to be voted upon at the annual meeting or any adjournments of that meeting. As of the date of this proxy statement, management is unaware of any other matter for action by shareholders at the meeting other than those described in the accompanying Notice of the 2018 Annual Meeting. All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

The proxy materials for our 2018 annual meeting include: (1) The Notice of 2018 Annual Meeting of Shareholders; (2) This Proxy Statement for the Annual Meeting; (3) Akorn’s Annual Report for the year ended December 31, 2017; and (4) the proxy card or voting instruction form.

Please see the section “Questions and Answers” at the back of this proxy statement for more information regarding the proxy materials, the 2018 annual meeting, voting, submitting proposals for next year’s annual meeting and other related matters.

This proxy statement is dated November 21, 2018 and we are mailing the proxy materials to shareholders on or about November 21, 2018.

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of
Shareholders to Be Held on December 27, 2018:

The Notice of Annual Meeting, proxy statement, form of proxy card, and 2017 annual report to shareholders are available at http://www.proxyvote.com.

AKORN, INC. - 2018 Proxy Statement     5

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I.	Corporate Governance and Related Matters

CORPORATE GOVERNANCE

Board of Directors

The age, principal occupation and employment, position with us, directorships in other public corporations, qualifications for directorship and year first elected or appointed as one of our directors, of each of our nominees are included in this proxy statement under the heading “PROPOSAL 1 ELECTION OF DIRECTORS.”

Independence of the Board of Directors

Our common stock is traded on The NASDAQ Global Select Market (“NASDAQ”). The Board has determined that a majority of the nominees to the Board qualify as “independent,” as defined by the listing standards of NASDAQ. Consistent with these considerations, after review of all relevant transactions and relationships between each nominee, or any family members, and the Company, its senior management and its independent auditors, the Board has further determined that all of our nominees to serve as directors are “independent” under the listing standards of NASDAQ, except for Mr. Tambi. In making this determination, the Board considered that there were no new transactions or relationships between its current directors and the Company, its senior management and its independent auditors since last making this determination.

Leadership Roles

Our offices of Chair of the Board and Chief Executive Officer (“CEO”) have been separate since 2002. The Board believes that the separation of the two roles provides a strong mix of leadership, strategic and oversight skills of Mr. Weinstein and Mr. Rai. However, the Board believes that retaining the flexibility to unify the two roles is beneficial to the Company, and as such, the Board intends to continue to exercise its discretion in combining or separating these positions depending on the particular circumstances and needs of the Company at any time. The Board does not have a formal policy relating to the separation of the offices of Chair of the Board and CEO. Further, our bylaws do not require that the positions of Chair of the Board of Directors and CEO be separate. Our bylaws allow us the flexibility to decide how the two positions should be filled based on the circumstances existing at any given time.

Risk Management

We accept the premise that with innovation and progress we must also confront various risks. We also recognize that risk can be predicted, evaluated, avoided and/or managed. Further, the Board acknowledges that inappropriate risk avoidance and management could damage Company assets as well as shareholder value. Given these principles, senior management is responsible for assessing and managing the Company’s various exposures to risk on a day-to-day basis, including the creation of appropriate risk management and compliance programs and policies. We have developed a consistent, systemic and integrated approach to risk management to help determine how best to identify, manage and mitigate significant risks throughout the Company. The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company’s approach to risk management. The Board’s role in

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risk oversight of the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board providing guidance in these areas.

Executive Sessions of Independent Directors and Shareholder Communications

Our independent directors meet periodically in executive sessions when only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director or to the independent directors generally, in care of the Corporate Secretary, Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

Board Meetings and Annual Meeting Attendance

Our Board held twelve (12) meetings in 2017. Each of our directors attended 75% or more of the aggregate number of meetings of our Board held during the period in which he or she was a director and the number of meetings held by all Board committees on which he or she served during 2017. Directors are strongly encouraged to attend the annual meeting of shareholders unless extenuating circumstances prevent them from attending, although we do not have a formal, written policy requiring such attendance. All members of the Board attended the 2017 annual meeting.

Committees of the Board

The Board has three standing committees: an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). From time to time, the Board may create special committees. The below chart shows the current members and chairpersons of our three standing committees, though the Board has created, and may create other, ad-hoc special committees from time to time, which committees may not necessarily be listed below or described herein.

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Alan Weinstein	—	Member	Chair
Kenneth Abramowitz	Member	—	—
Adrienne Graves	—	Chair	Member
Ronald Johnson	Member	Member	—
Steven Meyer	Member	—	Member
Terry Allison Rappuhn	Chair	—	Member
Brian Tambi	—	—	—

The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders.

Audit Committee

The Audit Committee oversees the Company’s corporate accounting and financial reporting process and audits of the Company’s financial statements. The Audit Committee met five times during the 2017 fiscal year. A current copy of the Audit Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). See also “Report of the Audit Committee” for more information regarding the Audit Committee.

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The Board has reviewed NASDAQ’s definition of independence for Audit Committee members and has determined that all members of the Company’s Audit Committee are “independent” under the listing standards of NASDAQ. Further, the Board determined that each of the members of the Audit Committee is “independent” in accordance with Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Abramowitz, Mr. Meyer and Ms. Rappuhn each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

The Board has made a qualitative assessment of Mr. Abramowitz’s level of knowledge and experience based on a number of factors, including his formal education and his experience as a Managing Director for the Carlyle Group, as an analyst for more than 20 years at Sanford C. Bernstein & Company as well as his experience as Managing General Partner of a venture capital firm.

The Board made a qualitative assessment of Mr. Meyer’s level of knowledge and experience based on a number of factors, including his formal education, and his experience as the Chief Financial Officer of JVM Realty, a private firm specializing in the acquisition, re-positioning and management of multi-family housing for qualified investors, as well as his experience as Corporate Treasurer and International Controller and Vice President of Global Operations at Baxter International, Inc.

The Board also made a qualitative assessment of Ms. Rappuhn’s level of knowledge and experience based on a number of factors, including her formal education and her experience as a Chief Financial Officer of Quorum Health Group, Inc., a previously public company that owned and operated acute care hospitals, as well as her experience as VP, Controller and Assistant Treasurer and VP, Internal Audit at Quorum, her 15 years of experience with Ernst & Young, LLP and her prior service as audit committee chairperson for other public companies.

Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Abramowitz’s, Mr. Meyer’s and Ms. Rappuhn’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Abramowitz, Mr. Meyer or Ms. Rappuhn any duties, obligations or liabilities that are greater than are generally imposed on them as members of the Audit Committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of any other member of our Audit Committee or the Board.

Compensation Committee

The Compensation Committee, which met four times during 2017, reviews and approves the overall compensation strategy and policies for the Company in line with the risk assessments of the board. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ. A current copy of the Compensation Committee Charter, which has been adopted and approved by the Board, is available on the Company’s website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). The Compensation Committee has authority to obtain advice and seek assistance from internal and external accounting and other advisors and to determine the extent of funding necessary for the payment of any consultant retained to advise it.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on the Company’s website at http://www.akorn.com (the contents of such website

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are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be “independent” under the listing standards of NASDAQ. The Nominating and Corporate Governance Committee met two times during 2017.

The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics, including management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance. The Board retains the right to modify the qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a range of knowledge, experience and capability. The Board strives to achieve diversity in the broadest sense, including persons diverse in geography, age, gender, ethnicity, knowledge and experiences. Although the Board does not have a stand-alone diversity policy, the Board’s overall diversity is a significant consideration in the director selection and nomination process. The Board and Nominating and Corporate Governance Committee assess the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. Currently, almost half of the Directors are women or minorities. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and NASDAQ rules.

In order to identify a potential Board candidate, the Nominating and Corporate Governance Committee uses the Board’s network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2017, the Nominating and Corporate Governance Committee did not pay a fee to any third party to assist in the process of identifying or evaluating director candidates.

Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations. Shareholders should provide all information relating to such recommended person that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act, well in advance of any upcoming meeting so that sufficient and timely review can be given to the review process. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee. For additional information, see “What are the deadlines for submitting shareholder proposals for the 2019 annual meeting?” in the “Questions and Answers” section of this proxy statement.

Upon the election of nominees at our annual meeting of shareholders on December 27, 2018, the Board will have two vacancies, which are reserved for nominees to be named by affiliates of Dr. John Kapoor, who is a principal shareholder and former chair of the board of directors. See “Certain Relationships and Related Transactions.”

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Shareholder Outreach Program

We have a shareholder outreach program facilitated by our Investor Relations department and supported by senior leaders from our organization, including our CEO and CFO. Through our outreach program, we speak with our shareholders on a regular basis throughout the year. Our Investor Relations team and senior managers also speak with analysts and others about general matters related to Akorn.

Communications with the Board

Shareholders and other interested parties who wish to communicate with the Board of Directors, or a particular director or group of directors, may do so by sending a letter to Akorn, Inc., Attention: Corporate Secretary, 1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication”, and the letter should indicate whether the intended recipients are the entire Board, a specific group or committee of the Board, or an individual director. All such communications received by the Company will be promptly copied and distributed to the appropriate director or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Transactions with Related Persons

Under the Company’s Code of Ethics, all employees and directors must report any activity that would cause or appear to cause a conflict of interest on his or her part, including any potential related party transactions. Akorn’s Board recognizes that certain transactions present a heightened risk of conflicts of interest or the perception of a conflict of interest. As a result, in 2016, the Company adopted a written Policy on Related-Party Transactions (“Related-Party Transactions Policy”) to help ensure that all related-party transactions will be subject to review, approval or ratification in accordance with certain procedures.

The Related-Party Transactions Policy applies to any transaction where the Company is a participant and a related person has or will have a direct or indirect material interest. Under the policy, a “related person” is defined as our directors, director nominees, executive officers and any other employees, beneficial owners of more than 5% of the outstanding shares of our common stock and the respective immediate family members of all such persons. Under the policy, a “related-party transaction” is defined as any transaction or relationship in which the Company is or will be a participant and any related party has or will have a direct or indirect material interest.

Pursuant to our Related-Party Transactions Policy, prior to entering into a related-party transaction, a related party is required to notify the General Counsel of any material interest that such person (or his or her immediate family member) has or may have in the proposed transaction. The notice should include a description of the material terms of the transaction, including the related person and his or her relationship to the Company, the related person’s interest and role in the proposed transaction, and the aggregate cost to or benefit to be derived by the related person and the Company if known. From time to time, the Company also takes measures to identify potential related-party transactions that might not have been self-reported. For example, twice a year, the internal audit department requires all employees at the associate director level and above to answer a survey regarding their knowledge of any related-party transactions involving themselves, their direct reports or any other employees of the Company. Quarterly, the internal audit department also cross-checks previously identified names of related parties of the Company’s officers and directors against the names in the Company’s accounts payable and accounts receivable databases to identify any potential related-party transactions that may have occurred. Any transactions that are identified during such processes (self-reporting, survey, cross-checking names in databases) are presented to the General Counsel for review.

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Internal Audit and the General Counsel notify the Audit Committee of any pending or proposed related-party transaction (or existing transaction that was not previously reported). Pursuant to the policy, our General Counsel is responsible for the review and approval of related-party transactions in which the aggregate amount involved is expected to be $50,000 or less in any fiscal year. Pursuant to the policy, the General Counsel will consult with one or more officers when making such determination. The Audit Committee is responsible for the review and approval of related-party transactions in which the aggregate amount involved may be expected to exceed $50,000 in any fiscal year. No related party is allowed to participate in any deliberation or approval of a related-party transaction for which he or she or any member of his or her immediate family is a related party.

Pursuant to the policy, in the event the Company, a director, any member of senior management or other employee becomes aware of a related-party transaction which has not been approved under the policy, he or she is required to report the transaction to the General Counsel, who will refer the matter to the Audit Committee as appropriate.

In determining whether to approve or ratify a transaction, the Audit Committee or General Counsel, as the case may be, considers all of the relevant facts and circumstances they deem appropriate, including, but not limited to, the terms and circumstances of the transaction, the extent of the related party’s interest in the transaction, the nature of the Company’s participation in the transaction, the availability to the Company of alternative means or transactions to obtain like benefits, the results of an appraisal, whether the transaction was entered into on terms no less favorable to the Company than the terms generally available to an unaffiliated third-party under the same or similar circumstances, and whether the transaction is fair to the Company and in the interest of the Company and its stockholders. In addition, pursuant to the Audit Committee Charter, the Audit Committee discusses with the independent auditor the Company’s identification, accounting for and disclosures of related-party transactions and any concerns members of the Audit Committee have regarding any related-party transactions.

The Related-Party Transaction Policy classifies certain transactions as pre-approved, including: (a) employment of executive officers and director compensation, if the compensation is required to be reported under Item 402 of Regulation S-K and the officer is not an immediate family member of another officer or director; (b) transactions with another company or charitable contributions if the related person’s only relationship is as an employee (other than executive officer), director or beneficial owner of less than 10% of that company’s outstanding equity if the aggregate amount involved does not exceed the greater of (or in the case of a charity, the lesser of) $200,000 or 2% of that company’s total annual revenues or charitable organization’s total annual receipts; (c) transactions where the related person’s interest arises solely from the ownership of the Company’s stock and all stockholders benefit on a pro rata basis; (d) regulated transactions involving services as a common or contract carrier or public utility at rates fixed in conformity with law or governmental authority; and (e) transactions where the rates or charges involved are determined by competitive bids.

Certain Transactions and Relationships

In accordance with Item 404(a) of Regulation S-K, below are descriptions of related-party transactions that existed or that we have entered into since the beginning of 2017 and the amount involved was more than $120,000 and certain other relationships.

The Company obtained legal services totaling $775,857 for the year ended December 31, 2017 from Polsinelli PC, a firm for which the spouse of the Company’s Executive Vice President, General Counsel and Secretary is a shareholder.

The Company obtained legal services totaling $522,073 for the year ended December 31, 2017 from Segal McCambridge Singer and Mahoney, a firm for which the brother-in-law of the Company’s Executive Vice President, General Counsel and Secretary is a shareholder.

The Company obtained support services for compliance with DSCSA requirements totaling $479,200 for the year ended December 31, 2017 from Domino Amjet Inc., a company for which the brother of the Company’s Executive Vice President, General Counsel and Secretary is a Vice President of Sales.

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John N. Kapoor, Ph.D., is a principal shareholder. As of December 31, 2017, Dr. Kapoor beneficially controls approximately 23% of our common stock. In addition, Dr. Kapoor, the Company’s former chair of the board of directors, is entitled to nominate up to three persons to serve on our Board, one entitled to be nominated by the Kapoor Trust in accordance with terms of the Stock Purchase Agreement dated November 15, 1990, and two to be nominated by EJ Funds pursuant to terms of the Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009. Mr. Brian Tambi was nominated for these purposes. The other two seats remain vacant.

The Company has entered into employment agreements and/or offer letters with its Named Executive Officers. The terms of such agreements are described under “Compensation Discussion and Analysis” and “Potential Payments Upon Termination.”

Our executive officers and directors have equity ownership in our Company. See “Outstanding Equity Awards at 2017 Year-End Table” and “Security Ownership of Certain Beneficial Owners and Management.”

Board Independence

Our Board has determined that all of our directors, other than Mr. Tambi, are “independent” as defined in the federal securities laws and applicable NASDAQ rules for service on our Board. In recommending to the Board that each of the independent directors be classified as independent, the Nominating and Governance Committee also considered whether there were any facts or circumstances that might impair the independence of each of those directors. In making this determination, the Board considered all transactions and relationships discussed above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of security ownership and changes in such ownership with the SEC. Based solely on our review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them, we believe that all such persons have timely filed all reports required by Section 16(a) of the Exchange Act during 2017.

CODE OF ETHICS

Our Board has adopted a Code of Ethics that is applicable to all employees, including our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions, as well as members of the Board. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement).

Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act and Section 21F of the Exchange Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy, as well as a copy of our Code of Ethics, is distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of four Board members. The Board has determined that each member satisfies the independence, financial literacy, and other requirements in the NASDAQ listing standards and applicable securities laws. Three members are also audit committee financial experts as defined by the SEC. The Audit Committee operates under a written charter adopted by the Board. A copy of this charter is available under the “Corporate Governance” section of the Company’s website, www.akorn.com.

The Audit Committee assists the Board in oversight and monitoring. For this purpose, the Audit Committee:

•	evaluates the performance and assesses the qualifications of BDO, the Company’s independent registered public accounting firm;

•	determines and approves the engagement of BDO;

•	determines whether to retain BDO or to appoint and engage new independent auditors;

•	reviews and approves the retention of BDO to perform any proposed permissible non-audit services;

•	reviews audit engagement fees with management and BDO;

•	monitors the rotation of BDO partners on the Company’s audit engagement team as required by law;

•	confers with management and BDO throughout the year regarding the effectiveness of internal controls over financial reporting;

•	oversees the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews and approves related person transactions;

•	reviews and discusses with management and BDO the financial statements to be included in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q;

•	reviews earnings press releases with management and BDO prior to release;

•	reviews with management the Company’s major financial and cybersecurity risk exposures and the steps management has taken to monitor and control such exposures;

•	reviews the internal audit plan and the results of internal audit activities; and

•	meets privately with each of the following: BDO, the Chief Audit Executive, the General Counsel, the Chief Compliance Officer, and the Chief Financial Officer.

As part of the Audit Committee’s oversight of Akorn’s financial reporting process on behalf of the Board, the Audit Committee oversees Akorn’s compliance with legal and regulatory compliance and monitors Akorn’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, which includes receiving regular reports and representations by management and the Chief Audit Executive of Akorn and its independent auditors, each of whom is given full and unlimited access to the Audit Committee to discuss any matters which they believe should be brought to our attention.

The Audit Committee has met and discussed the audited financial statements with management. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

BDO reviewed with the Audit Committee the planning and scope of the audit of Akorn’s consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting. BDO regularly updated the Audit Committee regarding the audit status, as well as observations from their review of Akorn’s quarterly consolidated financial statements. Members of the Audit Committee met privately with BDO throughout the year regarding internal control over financial reporting matters.

The Audit Committee discussed with BDO matters required to be discussed by Public Company Oversight Board Auditing Standard No.1301. In addition, the Audit Committee has discussed with BDO the auditors’ independence from Akorn and its management, including the matters in the written disclosures and the applicable letter received by the Audit Committee from

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BDO as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also reviewed the certifications of the executive officers of Akorn attached as exhibits to Akorn’s Annual Report on Form 10-K for the 2017 fiscal year as well as all reports issued by BDO related to its audit of Akorn’s financial statements for the 2017 fiscal year and the effectiveness of Akorn’s internal control over financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited comprehensive consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2017.

This report is submitted by the Audit Committee, consisting of:

Terry Allison Rappuhn, Chair

Kenneth S. Abramowitz

Ronald M. Johnson

Steven J. Meyer

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II.	Proposals

PROPOSAL 1	ELECTION OF DIRECTORS

Board Highlights

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Board Nominees

The Company’s Board of Directors (“Board”) currently consists of seven members. The table below sets forth the age, position with the Company, and year first elected or appointed as a director of the Company, of each director. The narrative descriptions below set forth the principal occupation, employment, position with the Company (if any), and directorships in other public corporations, of each of the seven directors. Unless otherwise indicated, each director has been engaged in the principal occupation or occupations described below for more than the past five years.

Name	Age	Director Since	Independent	Present Position with Akorn
Alan Weinstein	76	2009	Yes	Chair of the Board
Kenneth Abramowitz	68	2010	Yes	Director
Adrienne Graves	64	2012	Yes	Director
Ronald Johnson	73	2003	Yes	Director
Steven Meyer	62	2009	Yes	Director
Terry Allison Rappuhn	62	2015	Yes	Director
Brian Tambi	73	2009	No	Director

ALAN WEINSTEIN

Director Since: 2009

Age: 76

Committees: Compensation, Nominating and Corporate Governance (chair)

Mr. Weinstein became a director in July 2009 and was appointed Chair of the Board in 2017. Since 2000, Mr. Weinstein has provided consulting services to supplier clients in the areas of hospital organization, hospital operations, and working with GPOs. Mr. Weinstein founded and served as President of Premier, Inc., a national GPO providing services for hospitals nationwide. Mr. Weinstein serves as a director on the board of OpenMarkets, which provides a services and technology platform for efficiently purchasing healthcare equipment, and on the board of trustees of the Rosalind Franklin University of Medicine and Science. Previously, Mr. Weinstein served on the boards of privately held companies in the healthcare industry whose primary customers were hospitals, including: Vascular Pathways, Inc. (a medical device company), Precyse (a healthcare services and technology company), SutureExpress (a healthcare services company) and Sterilmed, Inc. (a healthcare services company).

Among other qualifications, Mr. Weinstein brings to Akorn’s Board in-depth knowledge of the provider side of the healthcare industry, specifically hospital management, materials management and channel partner relationships, as well as business leadership and innovative and strategic planning skills gained from his years of service as a founder, and later a consultant, advisor and board member, for a number of privately held healthcare services/technology companies.

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KENNETH ABRAMOWITZ

Director Since: 2010

Age: 68

Committees: Audit

Mr. Abramowitz was elected to the Board in May 2010. Mr. Abramowitz is Managing General Partner of NGN Capital, a venture capital firm that he co-founded in 2003 which focuses on investments in the healthcare and biotechnology sectors. Mr. Abramowitz joined NGN Capital from The Carlyle Group in New York where he was Managing Director from 2001 to 2003 and focused on U.S. buyout opportunities in the healthcare industry. Prior to that, Mr. Abramowitz worked as an analyst at Sanford C. Bernstein & Company, where he covered the medical supply, hospital management and health maintenance organization (HMO) industries for 23 years. Mr. Abramowitz earned a B.A. from Columbia University in 1972 and an M.B.A. from Harvard Business School in 1976. Mr. Abramowitz currently sits on the boards of the following privately held companies: OptiScan Biomedical Corporation (a company that develops continuous monitoring systems for use in hospital ICUs), Cerapedics, Inc. (an orthobiologics company) and MitralTech Ltd. (a company that develops and manufactures cardiovascular devices for mitral valve replacement). Mr. Abramowitz previously served as a director at EKOS Corp., Small Bone Innovations, Inc., Option Care, Inc., Sightline Technologies Ltd. (acquired by Stryker) and Power Medical Interventions (acquired by Covidien), as well as MedPointe and ConnectiCare Holdings, Inc.

Among other qualifications, Mr. Abramowitz brings to Akorn’s Board analytical expertise, in-depth research and valuable perspective of healthcare and biotechnology companies gained from his experience as a co-founder, managing general partner and his other leadership and analyst roles at international investment firms with specialization in healthcare, as well as his current and prior service on the boards of privately held healthcare, biotechnology and medical device companies.

ADRIENNE GRAVES, PH.D

Director Since: 2012

Age: 64

Committees: Compensation (chair), Nominating and Corporate Governance

Dr. Graves was appointed a director by the Board in March 2012. Dr. Graves is a visual scientist by training and a global industry leader in ophthalmology. From 2002 to 2010, Dr. Graves was President and Chief Executive Officer of Santen Inc., the U.S. subsidiary of Santen Pharmaceutical Co., Ltd., Japan’s market leader in ophthalmic pharmaceuticals. Dr. Graves joined Santen Inc. in 1995 as Vice President of Clinical Affairs to initiate the company’s clinical development efforts in the U.S. Prior to joining Santen, Dr. Graves spent nine years with Alcon Laboratories, Inc. in various roles, including Senior Vice President, World Wide Clinical Development and Vice President Clinical Affairs. She currently serves on the boards of directors of the public companies Nicox SA (Euronext Paris; COX), Oxurion NV (Euronext Brussels: OXUR) (formerly ThromboGenics), Greenbrook TMS Inc. (TSX: GTMS) and the privately held company Surface Pharmaceuticals. Dr. Graves is also a board member for several non-profit organizations, including the American Academy of Ophthalmology Foundation (Emeritus), the American Association for Cataract and Refractive Surgery, the Glaucoma Research Foundation, the RD Fund for Foundation Fighting Blindness, and Himalayan Cataract Project. Dr. Graves co-founded Ophthalmic Women Leaders and Glaucoma 360. She received her B.A. in Psychology with honors from Brown University, her Ph. D. in Psychobiology from the University of Michigan and completed a postdoctoral fellowship in visual neuroscience at the University of Paris.

Among other qualifications, Dr. Graves brings to Akorn’s Board more than 30 years of ophthalmic pharmaceutical industry experience, business leadership skills, and a deep knowledge of pre-clinical and clinical development in this sector, regulatory affairs and pharmaceutical sales and marketing, as well as a vast network of leading clinicians and thought leaders in the ophthalmic space and a familiarity with corporate governance matters gained in part from serving as CEO and head of R&D at Santen and serving on other public company boards.

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RONALD JOHNSON

Director Since: 2003

Age: 73

Committees: Audit, Compensation

Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson served as President of Becker & Associates Consulting, a firm which provides consulting services to the pharmaceutical, biologics and medical device industries on FDA regulatory requirements, from 2011 until retiring from that firm in 2013, and currently continues to serve as an independent consultant. Previously, Mr. Johnson served as Executive Vice President of The Lewin Group, a subsidiary of Quintiles Transnational, Inc., which provides various healthcare consulting services to state and federal governments, healthcare insurers and healthcare institutions. Prior to joining The Lewin Group, Mr. Johnson served as Executive Vice President of Quintiles Consulting, a business unit of Quintiles Transnational, Inc. Quintiles Consulting provides consulting services to the pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet FDA regulatory requirements. Mr. Johnson also spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.

Among other qualifications, Mr. Johnson brings to Akorn’s Board extensive experience in managing regulatory and compliance requirements of the FDA, particularly in pharmaceutical, medical device, biologic and biotechnology industries, as well as a deep knowledge and understanding of FDA policies and procedures regarding cGMP compliance, quality control processes and outcomes reporting gained from his years of providing specialized consulting services to governments, pharmaceutical companies and healthcare institutions and working at the FDA.

STEVEN MEYER

Director Since: 2009

Age: 62

Committees: Audit, Nominating and Corporate Governance

Mr. Meyer was appointed a director by the Board in June 2009. Since 2005, Mr. Meyer has served as the Chief Financial Officer of JVM Realty, a private investment firm specializing in the acquisition, re-positioning and management of real estate for investors. Prior to that, Mr. Meyer was employed by Baxter International Incorporated, a global healthcare company that provides renal and hospital products. Mr. Meyer served as the Corporate Treasurer and International Controller and VP of Global Operations during a 23-year career at Baxter International, Inc. Mr. Meyer serves as the chairman of the board of directors of Insys Therapeutics (NASDAQ: INSY), a publicly held drug development company focused on pain and therapeutic cannabinoids. Mr. Meyer earned his MBA in finance and accounting from the Kellogg Graduate School of Management at Northwestern University and his B.A. in Economics from the University of Illinois in Champaign-Urbana. He is an Illinois Certified Public Accountant.

Among other qualifications, Mr. Meyer brings to Akorn’s Board financial expertise, extensive knowledge of the healthcare industry, including an international perspective, as well as business leadership skills, which he gained in part from serving as CFO of an investment firm, as the corporate treasurer and international controller and vice president of global operations at a Fortune 500 healthcare company and his service on the board of a publicly held specialty pharmaceutical company.

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TERRY ALLISON RAPPUHN

Director Since: 2015

Age: 62

Committees: Audit (chair), Nominating and Corporate Governance

Ms. Rappuhn was appointed a director by the Board in April 2015. In 2017, Ms. Rappuhn was appointed to the board of directors and in 2018 was elected chair of Quorum Health Corporation (NYSE: QHC), an operator of general acute care hospitals and outpatient services. Also in 2017, Ms. Rappuhn was elected to serve on the board of directors of Genesis Healthcare, Inc. (NYSE:GEN), one of the nation’s largest post-acute care providers. From 2016 to 2017 Ms. Rappuhn served on the board of directors of Span-America Medical Systems, Inc. (previously a publicly held company that was acquired by Savaria Corporation), a manufacturer of beds and pressure management products for the medical market. From 2006 to 2010, Ms. Rappuhn served on the board of AGA Medical Holdings, Inc. (previously a publicly held company that was acquired by St. Jude Medical), a medical device company. From 2003 to 2007, she served on the board of directors of Genesis HealthCare Corporation (previously a publicly held company that merged), an operator of skilled nursing and assisted living centers, where she served as the audit committee chairperson. From 1999 to April 2001, Ms. Rappuhn served as Senior Vice President and Chief Financial Officer of Quorum Health Group, Inc. (previously a publicly held company that was acquired by Triad Hospitals, Inc.), an owner and operator of acute care hospitals. From 1996 to 1999 and from 1993 to 1996, Ms. Rappuhn served as Quorum’s Vice President, Controller and Assistant Treasurer and as Vice President, Internal Audit, respectively. Ms. Rappuhn has 15 years of experience with Ernst & Young, LLP and is a Certified Public Accountant.

Among other qualifications, Ms. Rappuhn brings to Akorn’s Board experience as a member of the boards of directors of six public companies, expertise in the fields of finance and accounting in various segments of the healthcare industry, especially hospital operations, knowledge of cybersecurity oversight and understanding of strategic, operational and financial issues of public companies.

BRIAN TAMBI

Director Since: 2009

Age: 73

Mr. Tambi was appointed a director by the Board in June 2009. Since 2006, Mr. Tambi has served as the chairman of the board, President and Chief Executive Officer of Antrim Pharmaceuticals, LLC, a pharmaceutical company he formed which focuses on developing, manufacturing and marketing combinations of leading single agent drugs and delivery systems. Mr. Tambi previously served as a member of the board of directors of Insys Therapeutics (NASDAQ: INSY), a publicly held drug development company focused on pain and therapeutic cannabinoids. From 1995 to 2006, Mr. Tambi was the chairman of the board of directors, President and Chief Executive Officer of Morton Grove Pharmaceuticals, Inc., a leading manufacturer and marketer of oral liquid and topical pharmaceuticals. Prior to Morton Grove, Mr. Tambi served as President of Ivax North American Pharmaceuticals and as a member of the board of directors of Ivax Corporation (previously a publicly held pharmaceutical company that was acquired by Teva). Mr. Tambi also served as Chief Operating Officer of Fujisawa USA, Inc., a subsidiary of Fujisawa Pharmaceutical Company, Ltd. Mr. Tambi also held executive positions at Lyphomed, Inc. and Bristol-Myers Squibb. Mr. Tambi earned his MBA in International Finance & Economics and his B.S. in Corporate Finance from Syracuse University. Mr. Tambi holds one of the seats on Akorn’s Board of Directors that was designated for nomination by Dr. Kapoor.

Among other qualifications, Mr. Tambi brings to Akorn’s Board extensive pharmaceutical industry experience, particularly FDA knowledge and drug development and commercialization expertise, as well as business leadership skills gained from his experience as a founder, executive and board member of numerous public and private pharmaceutical companies.

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Additional Disclosure

None of our directors or executive officers has a family relationship that is required to be disclosed under Item 401(d) of Regulation S-K of the Exchange Act. During the past ten years none of the persons currently serving as an executive officer and/or director of the Company has been the subject matter of any legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K, which include: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (d) any finding by a court, the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Further, no such legal proceedings are believed to be contemplated by governmental authorities against any director or executive officer.

The Company’s Board of Directors consists of nine seats. Dr. Kapoor, a principal shareholder and the Company’s former chair of the board of directors, is entitled to nominate up to three persons to serve on our Board, one entitled to be nominated by the Kapoor Trust in accordance with terms of the Stock Purchase Agreement dated November 15, 1990, and two to be nominated by EJ Funds pursuant to terms of the Modification, Warrant and Investor Rights Agreement entered into on April 13, 2009. Mr. Brian Tambi was nominated for these purposes. The other two seats remain vacant.

Vote Required

If elected at the 2018 annual meeting, each of the nominees would serve until the 2019 annual meeting and until his or her successor is elected and has qualified, or, if earlier, until the director’s death, resignation or removal. Directors are elected by a plurality of the votes properly cast in person or by proxy. The seven nominees receiving the highest number of affirmative votes will be elected. In the unanticipated event that one or more of such nominees becomes unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

The Board of Directors recommends a vote “FOR ALL” of the named nominees in Proposal 1.

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PROPOSAL 2	RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018

The Board is seeking shareholder ratification of the Audit Committee’s selection of BDO USA, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. The Audit Committee initially engaged BDO on January 14, 2016 to perform independent audit services.

We expect representatives of BDO will be in attendance at the 2018 annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders regarding their engagement.

Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Board may reconsider the selection of BDO for any services. However, even if the selection is ratified, our Board reserves the right to direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee and Board determine that the change would be in our best interests.

During our fiscal year ended December 31, 2017, neither we, nor anyone on our behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided us by BDO that BDO concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event”.

Independent Registered Public Accounting Firm Fees

In 2017, the Company engaged BDO as its independent registered public accounting firm to audit its annual consolidated financial statements for fiscal year 2017, as included in the Company’s 2017 Annual Report on Form 10-K, review interim condensed consolidated financial statements and audit the Company’s internal controls over financial reporting. BDO has been the independent registered public accounting firm of the Company since January 2016. The following table and footnotes present fees for professional audit services of BDO for the audit of Akorn’s annual financial statements for the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees	$2,130,000	$2,506,510
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$2,130,000	$2,506,510

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining independence of our registered public accounting firm. At their regularly scheduled and special meetings, the Audit Committee considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. In 2017, there were no audit-related services or tax services that were performed by BDO.

The Board of Directors unanimously recommends that you vote “FOR” the ratification of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

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PROPOSAL 3	APPROVAL BY NON-BINDING ADVISORY VOTE OF THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM

You are being asked to vote on a proposal commonly known as a “say-on-pay” proposal, which gives you the opportunity to express your approval or disapproval, on a non-binding advisory basis, of our executive officer compensation program, policies and practices through the following resolution:

“RESOLVED, that the shareholders of Akorn, Inc. approve, on an advisory basis, the Company’s executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure set forth, pursuant to Item 402 of Regulation S-K, in the Company’s proxy statement for the 2018 annual meeting of shareholders.”

We urge you to consider the various factors regarding our executive compensation program, policies and practices as detailed in the Compensation Discussion and Analysis. As discussed in the Compensation Discussion and Analysis, we believe that our executive compensation program is competitive and governed by pay-for-performance principles which emphasize compensation opportunities that reward results. Our use of stock-based incentives reinforces the alignment of the interests of our executives with those of our long-term shareholders, thereby supporting the Company’s strategic objectives and mission.

This advisory vote is in accordance with requirements of the Dodd-Frank Act. The Dodd-Frank Act required that public companies give their shareholders the opportunity to cast advisory votes relating to executive compensation at the first annual meeting of shareholders held after January 21, 2011. Further, companies were required to hold an initial advisory vote on the frequency with which future advisory votes should be held – whether every one, two or three years – and must hold subsequent votes on the frequency of such advisory votes at least every six years. The SEC adopted rules to implement the provisions of the Dodd-Frank Act relating to this requirement.

In advance of both the Company’s 2011 and 2017 annual meeting of shareholders, the Board of Directors had recommended that future advisory votes on the Company’s executive officer compensation program should occur every year. At the 2011 and 2017 annual meetings of shareholders, the majority of the Company’s shareholders voted in favor of holding future advisory votes every year, and the Company’s Board of Directors subsequently adopted this as its official position. Accordingly, this Proposal 3 is being submitted to you to obtain the advisory vote of the shareholders in accordance with the Dodd-Frank Act, Section 14A of the Exchange Act and the rules of the Securities and Exchange Commission. We expect that the next shareholder advisory vote on the Company’s executive compensation program will take place at the 2019 annual meeting of shareholders.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

The Board of Directors unanimously recommends that you vote “FOR” approval, on a non-binding advisory basis, of the Company’s executive compensation program.

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III.	Executive Compensation and Other Information

The 2018 annual meeting of the shareholders is being held late in the year as a result of developments relating to the Merger Agreement and Akorn’s pending appeal of a ruling by the Delaware Court of Chancery relating to Fresenius’s purported termination of the Merger Agreement. As a result of declines in Akorn’s stock price, none of the outstanding options reported in the compensation tables that are outstanding as of the date of this proxy statement have intrinsic value, and the value of the RSU awards reported in the compensation tables that are outstanding as of the date of this proxy statement has declined from their value reported in those tables.

2017 Named Executive Officers (NEOs)

The Compensation Discussion and Analysis focuses on the compensation of the following current and former executive officers (the “named executive officers” or “NEOs”) as it was in effect in fiscal year 2017 and describes the compensation program and decisions made under it.

Raj Rai	Chief Executive Officer
Duane A. Portwood	Executive Vice President and Chief Financial Officer
Joseph Bonaccorsi	Executive Vice President, General Counsel and Secretary
Bruce Kutinsky	Chief Operating Officer
Jonathan Kafer	Executive Vice President, Sales and Marketing
Steven Lichter(1)	Former Executive Vice President, Pharmaceutical Operations
(1)	Steven Lichter resigned as of May 4, 2018.

Compensation Features

The Compensation Discussion and Analysis describes the compensation program for Akorn’s executive officers as it was in effect in 2017. The compensation program for Akorn’s executive officers was not materially altered for 2018. Below are key features of the program.

Minimum company performance threshold for annual incentive plan cash bonuses	No automatic “single-trigger” vesting of awards upon a Change of Control
Annual “say on pay” vote by shareholders	No liberal Change of Control definition -, requires consummation, not only shareholder approval, of a transaction
Enhanced compensation recoupment (“clawback”) policy
Robust stock ownership guidelines	No repricing of underwater options without shareholder approval
No liberal share recycling under the equity plan	No pension plan or supplemental executive retirement plan

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COMPENSATION DISCUSSION AND ANALYSIS

How We Determine Pay

Compensation Philosophy and Objectives and Role of the Compensation Committee

The Compensation Committee leads the development of our compensation philosophies and practices to assure that the total compensation paid to our executive officers is fair and reasonable relative to the extremely competitive nature of the specialty pharmaceutical industry of which we are a part. Over the years, our Company has experienced major business and financial challenges. The Compensation Committee has focused intently on attracting and rewarding executives with the unique intersection of industry and turnaround skills and made compensation decisions based on our objective of aligning the Company’s key executives’ goals and incentive pay with the goals of our shareholders in order to enable and encourage success in the environment. Consistent with our ongoing goal to keep the Company’s key executives’ objectives and incentive pay aligned with the goals of our shareholders, we continue to pursue a compensation philosophy that is intended to provide total compensation opportunities, which include base salary, performance-based cash bonus, long term equity compensation, and a health and welfare benefits package.

In 2012, we refined our compensation philosophy to reflect the Company’s posture in the industry in order to align it with the achievement of the Company’s business strategies. Accordingly, we developed and adopted a philosophy that is intended to serve the foundation upon which the executive compensation program is structured and administered and to serve as a basis for guiding the continued development and evolution of the program.

Our compensation philosophy is based on the following goals and principles:

•	Attract and retain results-oriented executives with proven track records of success to ensure the Company has the caliber of executives needed to perform at the highest levels of the industry,

•	Support Company growth, alignment with shareholder interests and the achievement of other key corporate goals and objectives,

•	Design packages to achieve external competitiveness, internal equity, and be cost-effective,

•	Focus attention on and appropriately balance current priorities and the longer-term strategy of the Company through short- and long-term incentives,

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•	Encourage teamwork and cooperation while recognizing individual contributions by linking variable compensation to Company and individual performance based on position responsibilities and ability to influence financial and organizational results,

•	Promote ownership of Company stock by executives to enhance the alignment of interests with shareholders,

•	Motivate and reward a prudent level of risk and decision making in an effort to drive reasonable performance,

•	Provide flexibility and some discretion in applying the compensation principles to appropriately reflect individual circumstances as well as changing healthcare and pharmaceutical industry conditions and priorities, and

•	Involve a limited use of perquisites and supplemental benefits which will only be provided if a compelling business rationale exists.

Our Compensation Committee is composed exclusively of independent directors and meets regularly both with and without management. The Compensation Committee annually approves Named Executive Officer base salaries, establishes annual incentive compensation pay for performance objectives based on both goals for the Company and individual employees, makes actual awards of annual incentive compensation based on attainment of these goals and other factors the Compensation Committee deems appropriate and considers awards of long-term equity compensation.

Compensation Committee
Focuses on attracting and rewarding executives based on compensation decisions that align with our Company's goals
Annually sets pay and performance objectives
CEO
Helps establish and measure corporate and individual objectives
Reviews performance and can propose salary increases for NEOs
Independent Compensation Consultants
Provides support, advice and recommendations on our compensation program
Benchmarks compensation of our peers
Human Resources Department
Researches and evaluates compensation levels on a company wide basis
Helps with recruitment and employee retention
Shareholders
Provides feedback based on Say on Pay result and outreach

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Role of the CEO

The Compensation Committee also seeks input from the CEO, particularly related to the establishment and measurement of corporate and individual objectives and recommendations related to overall employee compensation matters. The CEO provides the Board with a self-evaluation of his performance, but the CEO does not participate in discussions or make recommendations with respect to his own compensation.

Our CEO reviews the performance of, and proposes salary increases for, all managers who report to him, including the other Named Executive Officers. Any increases are generally based upon the individual’s performance during the previous year and any changes in responsibilities for the upcoming year. The Compensation Committee reviews the reasonableness of any proposed compensation for the Named Executive Officers. In conducting its review and making its determinations, the Compensation Committee reviews a history of base salary, cash incentive bonus targets and payouts, and equity awards, prepared by the Company’s Human Resources Department. During the year, our CEO may change the base salary of the managers who report to him, with the exception of our Chief Financial Officer (“CFO”), Chief Operating Officer (“COO”) and General Counsel, without approval of our Compensation Committee. He may do so in order to address significant changes in the individual’s responsibilities, to be competitive in the market or for other business reasons.

Proposed compensation changes for the CFO, COO and General Counsel are submitted by our CEO to the Compensation Committee for review and approval.

Our Human Resources Department (“HR”) evaluates total compensation levels and elements of compensation and fashions competitive pay packages on a company-wide basis. HR also works with the Compensation Committee and the CEO in planning for recruitment and retention of employees. Based on HR’s research and the CEO’s recommendations, we fix these salaries at rates that we believe are generally competitive, but we do not attempt to pay at the high end of our competition.

Role of the Compensation Consultants

The Compensation Committee has maintained a structured approach to compensation for our Named Executive Officers, and, since 2012, has retained Willis Towers Watson as its independent compensation consultant to provide the Compensation Committee with support, advice and recommendations on our compensation program for our executive officers.

The Compensation Committee has analyzed whether the work of our compensation consultant Willis Towers Watson has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Willis Towers Watson; (ii) the amount of fees from the Company paid to Willis Towers Watson as a percentage of Willis Towers Watson’s total revenue; (iii) the policies and procedures of Willis Towers Watson that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Willis Towers Watson or the individual compensation advisors employed by Willis Towers Watson with our CEO; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by Willis Towers Watson or the individual compensation advisors employed by Willis Towers Watson. The Compensation Committee has determined, based on its analysis of the above factors, that the work of Willis Towers Watson and the individual compensation advisors employed by Willis Towers Watson as compensation consultants to the company has not created any conflict of interest.

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Role of Peer Group

Since 2013, our compensation consultant has worked with the Compensation Committee in comparing our executive compensation with pertinent market data. The data was taken from filings made with the SEC by a selected peer group, which peer group we updated and refined in 2016. The following companies comprised our selected peer group in 2017:

2017 Peer Group
Alkermes Plc.	Jazz Pharmaceuticals Plc.
Biomarin Pharmaceutical Inc.	Lannett Company, Inc.
Catalent, Inc.	Mallinckrodt Plc.
Endo International Plc.	Prestige Brands Holdings, Inc.
Horizon Pharma Plc.	Quintiles Transnational Inc. (now IQVIA)
Impax Laboratories, Inc.	United Therapeutics Corporation
Incyte Corporation

Specifically, the Compensation Committee requested the consultant to report base and annual salary incentive percentages for executives in similar sized companies based on revenue and market capitalization and/or similar industries. The Compensation Committee reviewed the data in order to obtain a general understanding of current compensation practices and trends for specific positions held rather than focusing on the Named Executive Officers. This analysis was reviewed and updated as necessary in each year since 2013, including 2017, in order to confirm the appropriate data, measures and comparisons.

With respect to establishing the CEO and CFO compensation, we gather, analyze and evaluate the compensation mix provided by our peer group, as well as consider the other factors set forth in the Compensation Committee’s charter. We do not target or benchmark our Named Executive Officers’ compensation at a certain level or percentage based on other companies’ compensation arrangements.

Role of the Shareholders

The Compensation Committee considers shareholder input when setting compensation for the Company’s Named Executive Officers.

At the last annual shareholder meeting, the Company’s advisory vote on executive compensation was approved by the following non-binding advisory vote:

For	Against	Abstain	Broker Non-Votes
102,859,370	1,370,617	270,464	9,779,642

This represents more than a 98% favorable vote. Although the effect of the advisory vote on executive compensation is non-binding, the Board and the Compensation Committee considered these results and determined that, based upon their review of the compensation program, input from the compensation consultant and given the significant level of shareholder support, no major restructuring of our executive compensation program was necessary at this time.

In addition, at the last annual shareholder meeting, the Company’s shareholders were asked to recommend by non-binding advisory vote the frequency for the Company’s future votes on its executive compensation program, whether such votes should be every year, every two years, or every three years. The Company had recommended that subsequent votes on the Company executive compensation program should be held every year. Shareholders’ votes concurred with this recommendation as follows:

1 Year	2 Years	3 Years	Abstentions
97,357,987	69,016	6,829,711	243,737

The Compensation Committee will continue to consider the outcome of the future advisory votes, as well as shareholder feedback that we receive from our shareholder outreach program, and other analysis and data when making compensation decisions for our Named Executive Officers and our compensation programs generally. Akorn values the opinions of its shareholders and is committed to considering their opinions in making compensation decisions. See “Shareholder Outreach Program.”

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Elements of our Compensation Program

For 2017, the principal components of compensation for our Named Executive Officers were base salary, performance based annual cash incentive and long-term equity incentive. In addition, we offer health and welfare benefits and certain limited perquisites and separation benefits.

Element	Type	At Risk
Base salary	Cash	No, fixed
Performance-based annual incentive(1)	Cash	Yes, at risk based on Company and individual performance
Long-term incentives(2)	Equity	Yes, at risk because time-based vesting occurs over a period of years

(1)	We occasionally also provide non-recurring discretionary cash bonuses to reflect superior individual performance, new responsibilities or to compensate new hires for amounts forfeited from their previous employer.

(2)	Historically, we have awarded options and/or RSUs.

Base Salary

The salaries for our Named Executive Officers are established to be competitive with market practices in order to allow us to attract and retain senior executive talent. Salary decisions are also influenced by internal equity taking into consideration the relationship between salaries among the executives and each executive’s role and responsibilities and the impact on Company performance. Other factors considered by the Compensation Committee include an executive’s experience, specific skills, tenure and individual performance. In setting base salaries for the CEO, CFO, COO and General Counsel, we also consider external equity based on analysis of peer group data. The Compensation Committee typically reviews the base salaries of our Named Executive Officers annually in the first quarter with any increases effective as of March 1 of that year.

Performance-Based Annual Incentive Plan

Each year, the Compensation Committee adopts guidelines pursuant to which it calculates the annual performance-based cash incentive awards available to our Named Executive Officers. We have instituted management-by-objectives (MBO) to assess performance as a basis for determining awards for all of our Named Executive Officers paid out under our 2017 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Our MBO based incentive program affords us the opportunity and framework for establishing both corporate and individual performance objectives. Individual MBOs extend beyond financial performance and include actions required for the continued future growth of the company. Each Named Executive Officer’s MBOs align with each of the corporate MBOs. Named Executive Officers are also eligible to receive a “stretch” bonus if certain objectives were achieved under the “stretch” portion of the incentive bonus plan. The Compensation Committee believes that our annual incentive program provides our Named Executive Officers with a team incentive to both enhance our financial performance and perform at the highest level.

Typically, for purposes of determining the target bonus amount earned by each Named Executive Officer, the Company objectives are weighted 50% as a group, and the individual MBOs are weighted 50% as a group. In addition, the Compensation Committee reviews the Company’s performance and each individual executive’s performance against their respective objectives that were set in the prior year and then assigned the Company and each Named Executive Officer a performance rating from 0-100. No payments are made under the incentive plan unless a threshold Company objective, such as Adjusted EBITDA, is attained. In addition, an executive officer must have achieved at least 50% of his MBOs in order to receive a bonus under the incentive bonus plan.

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In addition to cash bonus payments made under our annual cash incentive plan, the Compensation Committee may provide discretionary bonuses to reward an executive’s superior performance in overcoming unforeseen circumstances and exceptional achievements.

Long-Term Equity Incentive Plan

Under the Omnibus Plan, the Compensation Committee has the flexibility to make equity awards of the common stock of the Company, including time- and performance-based awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other equity based awards. Our Board developed a long-term equity incentive plan as part of our goal to structure our compensation in a manner where the largest increase in total direct compensation for our Named Executive Officers comes from appreciation in a long-term equity incentive award made under the Omnibus Plan (“Long-Term Incentive Award”). Under the plan, the Long-Term Incentive Awards to executive officers would be awarded such that 75% of the grant-date fair value of each executive’s equity grant would be provided in the form of options and 25% in RSUs. However, in accordance with the Merger Agreement that the Company entered into on April 24, 2017, all equity grants made in May 2017 were in the form of RSUs. We believe that Long-Term Incentive Awards should provide a large majority of the compensation opportunity for our Named Executive Officers. The Company does not have any long-term cash incentives nor does it maintain a pension plan or a supplemental executive retirement plan. Our current Form of Non-Qualified Stock Option Award Agreement, Form of Incentive Stock Option Award Agreement and Form of Restricted Stock Unit Award Agreement were filed as exhibits to the Company’s 2016 Form 10-K filed with the SEC on March 1, 2017. The Company may from time to time grant other types of equity awards using other forms of award agreements.

Stock Options

Historically we have primarily awarded stock options as the long-term incentive awards. We grant non-qualified stock options (“NSOs”) to our Named Executive Officers as a means of rewarding past performance and encouraging continued efforts to achieve personal and Company objectives in the current and future years. Our options are awarded at the closing price of our stock on the date of grant. Options awarded to our executive officers vest at 25% of the award per year on each of the first four anniversaries of the date of grant and expire five or seven years from the date of grant, as determined by the Compensation Committee and set forth in the applicable award agreement.

In accordance with the Merger Agreement entered into on April 24, 2017, no NSOs were granted to Named Executive Officers in 2017. All equity awards were in the form of RSUs.

Restricted Stock Units

Beginning in 2014, based in part upon the recommendation of the compensation consultant, the Compensation Committee determined that the long-term incentive awards to executive officers would be awarded such that 75% of the grant-date fair value of each executive’s equity grant would be provided in the form of options and 25% in RSUs. However, as mentioned above, due to the Merger Agreement, the 2017 equity awards to executive officers were 100% in the form of RSUs. Each RSU represents the right to receive one share of our common stock on a stated date (the “vesting date”) unless the award is terminated earlier in accordance with terms and conditions established by the administrator of our Omnibus Plan. The RSUs generally vest in equal installments, 25% of the award per year on each of the first four anniversaries of the date of grant. Unless the Compensation Committee determines otherwise, RSUs that do not vest will be forfeited. Holders of RSUs have no voting, dividend or other rights as a shareholder until such units are vested.

Timing of Equity Grants and Equity Grant Practices

At the Board meeting held immediately after our annual meeting of shareholders, the Compensation Committee typically will recommend equity compensation, if any, to be awarded to our Named Executive Officers and all other Company employees. All awards are made based on the closing price of our stock on the date of grant. In addition, throughout the year, awards may be made to new employees upon their joining the Company and to employees who are promoted. The timing of such awards depends on those specific circumstances and is not tied to any other particular company event, anticipated events or announcements. Under our long-term equity incentive plan, in 2017 each executive officer was eligible to receive an award with

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a value up to a certain percentage of the executive’s annual salary as follows: Mr. Rai 400%; Mr. Portwood 250%, Mr. Bonaccorsi 250%, Dr. Kutinsky 300%, Mr. Lichter 100%, and Mr. Kafer 100%.

In addition to awards made under our incentive plans, the Compensation Committee may provide discretionary bonuses to reward an executive’s superior performance in overcoming unforeseen circumstances and exceptional achievements.

Analysis of What We Paid

2017 Base Salaries

In 2017, the Compensation Committee reviewed the base salaries of our Named Executive Officers and increases to base salaries were implemented with the weighted average base salary of our Named Executive Officers increasing approximately 5% in comparison to 2016.

	2017 Base Salary ($)	2016 Base Salary ($)	What We Took Into Consideration in Setting 2017 Salaries
Raj Rai	857,000	824,000	Mr. Rai’s performance in 2016 in leading the company through the restatement process and one of the strongest performance years the company had achieved
Duane A. Portwood	468,000	450,000	Mr. Portwood’s performance in 2016 in leading the successful restatement of prior year financials and strengthening financial controls
Joseph Bonaccorsi	456,000	437,750	Mr. Bonaccorsi’s performance in 2016 in handling special legal matters and the increased legal and regulatory work we encountered through our restatement process
Bruce Kutinsky	503,000	484,100	Dr. Kutinsky’s performance in 2016 in leading the performance of the Operations, Commercial, IT and Regulatory organizations
Steven Lichter	335,000	309,000	Mr. Lichter’s performance in 2016 in strengthening the Operations organization and the processes and an additional adjustment based on market comparisons
Jonathan Kafer	335,000	309,000	Mr. Kafer’s performance in 2016 in driving record sales through the Commercial organization and an additional adjustment based on market comparisons

2017 Performance-Based Annual Incentive Awards

We structured specific annual incentive awards for 2017 based upon MBOs for our CEO, CFO, COO and General Counsel, as well as the Company’s achievement of its overall goals. After the Board reviewed the strategic plan and budget for the year, the Compensation Committee set annual incentive compensation targets designed to induce achievement of that plan and budget.

For 2017, we set the CEO’s bonus target at 100% of base salary, the CFO’s bonus at 50% of base salary, the COO’s bonus at 50% of base salary and the General Counsel’s bonus at 50% of base salary. These were the same bonus targets set for the CEO, CFO and COO for 2016. Messrs. Lichter and Kafer had 2017 target bonus opportunities of 40% of base salary, the same as for 2016. In 2017, the Named Executive Officers each had additional opportunity for “stretch” bonus from 20% to up to 60% of their base salary if certain additional objectives were achieved. In general, the Compensation Committee considered the experience, responsibilities, title and historical performance of each particular Named Executive Officer when determining the target and stretch bonus opportunities and approved specific performance objectives based on the CEO’s recommendation and the Compensation Committee’s review.

For the year 2017, no payments were made under the non-equity incentive plan because the threshold Company objective of Adjusted EBITDA was not attained even though there was significant progress made against critical projects.

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	2017 Target Base Incentive Bonus Opportunity as % of Base* Salary*	2017 Target Base Incentive Bonus Opportunity as $*	2017 Stretch Incentive Bonus Opportunity as % of Base Salary*	2017 Stretch Incentive Bonus Opportunity as $*	2017 Total Incentive Bonus Opportunity*	Total Incentive Bonus Earned for 2017
Raj Rai	100%	$857,000	50%	$428,500	$1,285,500	$—
Duane A. Portwood	50%	234,000	25%	117,000	351,000	—
Joseph Bonaccorsi	50%	228,000	25%	114,000	342,000	—
Bruce Kutinsky	50%	251,500	25%	125,750	377,250	—
Steven Lichter	40%	134,000	20%	67,000	201,000	—
Jonathan Kafer	40%	134,000	60%	201,000	335,000	—
(*)	For purposes of our performance-based incentive plan, bonus eligible Base Salary is defined as the officer’s base pay earnings as shown on the officer’s W-2 for the applicable year. However, all Bonus Opportunity amounts in the table above were calculated based on each officer’s Base Salary, which approximates his base pay earnings on his W-2.

2017 Long-Term Incentive Grants

During 2017, no grants of stock options were made to the Named Executive Officers. The Board made the following grants restricted stock units (RSUs) to the Company’s Named Executive Officers:

	Number of RSUs Granted in 2017	Grant Date Fair Value 2017 RSUs $
Raj Rai	100,824	$3,337,274
Duane A. Portwood	34,412	$1,139,037
Joseph Bonaccorsi	33,529	$1,109,810
Bruce Kutinsky	44,382	$1,469,044
Steven Lichter	9,853	$326,134
Jonathan Kafer	9,853	$326,134
TOTAL	232,853	$7,707,434

Other Elements of Compensation

Below are additional elements of compensation that we provide to our executive officers. For information regarding employment agreements and our executive severance plan, see “Potential Payments Upon Termination.”

Company-Wide Benefits

The Company does not have a pension plan and does not have a supplemental executive retirement plan. Executive officers and all full-time employees are eligible to participate in the Company’s benefit programs, which include health insurance (which is partially funded by the employee), 401(k), disability and life insurance (separate programs for executives and all other employees), flexible spending accounts, an employee stock purchase plan, an employee assistance program, an education assistance program, travel assistance, paid time off and holidays. Part-time employees are eligible to participate in a limited benefits program which includes a 401(k) plan, an employee stock purchase plan, and limited holiday and paid time off. The Company matches employee 401(k) contributions at a rate of 50% up to the first 6% of the employee’s eligible wages contributed to the plan.

Perquisites

In 2009, the Company largely eliminated perquisites for its executive officers. In 2015, the Company made several additions to its team of executive officers, and in doing so paid moving, temporary housing and related relocation costs to some of its Named Executive Officers, however the Company did not provide such perquisites to any of its Named Executive Officers in 2017.

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ESPP

The 2016 Akorn Inc., Employee Stock Purchase Plan (“ESPP”) permits eligible employees to acquire shares of our common stock at a 15% discount from market price, through payroll deductions not exceeding 15% of base wages. Purchases under the ESPP are subject to an annual maximum purchase of the lesser of $25,000 in market value of our common stock or 15,000 shares. Pursuant to terms of the Merger Agreement, Akorn has not initiated any new offering periods subsequent to entering into the Merger Agreement. Accordingly, no offering periods are currently active under the ESPP.

Executive Share Retention and Ownership Guidelines

In order to promote equity ownership and further align the interests of management with the Company’s shareholders, the Company adopted stock ownership guidelines for the Company’s executive officers. The executive officers are expected to achieve the ownership level associated with their position within five years of their respective appointments.

Role	Guideline
Chief Executive Officer	5 times base salary
All Other Executive Officers	3 times base salary

Until the specified ownership levels are met, an executive officer will be required to retain 50% of all shares acquired upon option exercises and the vesting of RSUs (in both cases, less shares withheld to pay taxes or cost of exercise). The value of a share shall be measured as the greater of the then current market price or the closing price of a share of the Company’s common stock on the acquisition date. For purposes of the stock ownership guidelines, stock ownership includes:

•	shares purchased on the open market,
•	shares owned jointly with, or separately, by the officer’s spouse and dependent children,
•	shares held in trust for the officer or immediate family member,
•	shares held through any Company-sponsored plan, including specifically the Employee Stock Purchase Plan,
•	shares obtained through the exercise of stock options, and
•	50% of unvested restricted shares of stock.

As of December 31, 2017, Messrs. Rai, Bonaccorsi, and Kutinsky had all met the minimum ownership guidelines, and Messrs. Portwood, Lichter, and Kafer have until five years from their respective appointments to attain the required ownership levels.

Hedging Policy

Under the Company’s hedging policy, executive officers are discouraged from engaging in the purchase of puts, calls or other hedging transactions involving Company stock.

Clawback Policy

In February 2016, the Company adopted a compensation clawback policy (“Clawback Policy”) that applies to all executive officers and incentive-based compensation (including discretionary bonuses) awarded to such officers. Under the policy, the Company may require the forfeiture and repayment of incentive-based compensation if (1) the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the federal securities laws, (2) an executive officer received incentive-based compensation based on materially inaccurate financial statements or materially inaccurately determined performance metrics, (3) an action or omission by an executive officer results in material financial or reputational harm to the Company, or (4) an executive officer violated a non-compete or non-solicit provision or engaged in a felony or professional conduct injurious to the Company, its customers, employees, suppliers, or shareholders. In any such event, the Compensation Committee may require that an executive officer forfeit or repay all or any portion of any outstanding unpaid incentive-based compensation that was awarded to the officers and any incentive-based compensation that was paid to the officers during the 36 months prior. If a restatement occurs or an award is based on materially inaccurate financial statements or performance metrics, the Compensation Committee will consider all facts and circumstances that it determines relevant, including whether anyone responsible engaged in misconduct and issues of accountability. Any amount repaid by an executive officer shall not exceed the amount of incentive-based compensation awarded by the Company in excess of what would have been awarded to such employee under the circumstances reflected by the accounting restatement since the effective date of the policy. Pursuant to the provisions of the Clawback Policy, the Company shall amend

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the policy as necessary to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NASDAQ.

In addition to the Clawback Policy, the Company’s CEO and CFO are subject to statutory clawback requirements under the Sarbanes Oxley Act of 2002, which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

Tax Considerations

Section 162(m) of the Internal Revenue Code has generally prohibited publicly held companies from deducting more than $1.0 million per year in compensation paid to the Company’s covered executive officers, unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our shareholders, such as our Omnibus Plan.

Effective for taxable years beginning after December 31, 2017, the exemption from Section 162(m) for performance-based compensation has been repealed, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. In general, historically our Compensation Committee has structured certain awards to the executive officers under the Company’s incentive program to qualify for this exemption unless maintaining such deductibility would not be in our best interest, and our Compensation Committee will consider whether any such award qualifies for transition relief. The Compensation Committee reserves the right to provide compensation to our executive officers that is not deductible, including but not limited to when necessary to comply with contractual commitments, or to maintain the flexibility needed to attract talent, promote retention, or recognize and reward desired performance.

We also regularly analyze the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the purposes of such compensation.

We continue to strive to structure all incentive compensation payments to the Named Executive Officers so that they are beneficial to the Company and consistent with our compensation objectives and philosophy.

Accounting Treatment Considerations

We are especially attuned to the impact of ASC 718 - Stock Compensation, with respect to the granting and vesting of equity compensation awards. Prior to the granting of such awards, we analyze the short and long-term effects of any particular award on our budget for the year of grant and anticipated financial impact in future years. This information is taken into account in determining the type and vesting parameters for equity-based compensation awards.

COMPENSATION COMMITTEE REPORT

Management of the Company has prepared the Compensation Discussion and Analysis describing the Company’s compensation program for senior executives, including the named executive officers. The Compensation Committee of Akorn has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2017 and, based on such review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is submitted by the Compensation Committee, consisting of:

Adrienne L. Graves, Ph.D., Chair
Ronald Johnson
Alan Weinstein

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EXECUTIVE COMPENSATION TABLES

2017 Summary Compensation Table

The following table sets forth information concerning compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation* ($)(3)	All Other Compensation ($)(4)	Total* ($)
Raj Rai Chief Executive Officer	2017	857,000	—	3,337,274	—	—	945	4,195,219
	2016	824,000	—	800,010	4,290,525(2)	1,235,308	4,923	7,154,766
	2015	800,000	391,400	—	—	724,399	3,211	1,919,010
Duane A. Portwood Executive Vice President and Chief Financial Officer	2017	468,000	—	1,139,037	—	—	12,403	1,619,440
	2016	450,000	200,145(7)	—	976,245	337,500	8,259	1,972,149
	2015	70,962(5)	37,500(6)	—	3,186,270	—	104	3,294,836
Joseph Bonaccorsi Executive Vice President, General Counsel and Secretary	2017	456,000	—	1,109,810	—	—	12,586	1,578,396
	2016	437,750	145	265,618	1,443,415(2)	328,129	11,735	2,486,792
	2015	425,000	100,000	—	—	218,510	8,810	752,320
Bruce Kutinsky Chief Operating Officer	2017	503,000	—	1,469,044	—	—	11,974	1,984,018
	2016	484,100	—	352,495	1,314,861(2)	344,728	12,528	2,508,712
	2015	470,000	—	—	—	122,200	8,511	600,711
Steven Lichter Former Executive Vice President, Pharmaceutical Operations	2017	335,000	—	326,134	—	—	13,616	674,750
	2016	309,000	—	74,949	1,066,255	176,031	11,493	1,637,768
	2015	259,616(5)	94,854(8)	—	3,641,160	90,866	8,925	4,095,421
Jonathan Kafer Executive Vice President, Sales and Marketing	2017	335,000	33,500(9)	326,134	—	—	12,791	707,425
	2016	309,000	—	74,949	659,642	154,414	10,773	1,208,818
	2015	207,692(5)	39,100	—	2,087,650	83,077	20,786	2,438,305
(1)	This column shows the grant date fair value of RSUs granted during the applicable year. Due to the restatement process, no RSUs were awarded under our long-term incentive plan in 2015. Such long-term incentive awards were delayed until 2016 and were granted 100% in options. In 2017, all long-term incentive awards were issued in the form of RSUs due to the Merger Agreement.
(2)	This column shows the grant-date fair value of stock options granted during the applicable year. These amounts were determined as of the option’s grant dates in accordance with ASC 718 using the Black Scholes-Merton valuation model. The assumptions used were the same as those reflected in Note 10 - Stock Options, Employee Stock Purchase Plan and Restricted Stock of the Company’s 2017 Form 10-K. The stock options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date. Due to the restatement process, no equity awards were granted in 2015 under our long-term incentive plan. Such long-term incentive awards were delayed until 2016 and were granted 100% in options. As a result, the amounts shown for Messrs. Rai and Bonaccorsi and Dr. Kutinsky include both their 2015 awards that were delayed until 2016 as well as their regular 2016 awards.
(3)	The amounts shown in this column are performance-based annual incentive awards earned in the applicable year. Annual performance-based incentive awards are typically paid to the Named Executive Officers in the first quarter of the subsequent year in which they were earned. For the year 2017, no payments were made under the non-equity incentive plan because the threshold Company objective of Adjusted EBITDA was not attained.
(4)	The amounts reported in this column represent the dollar amount for each Named Executive Officer as set forth in more detail in the “All Other Compensation Table” below.
(5)	The amounts shown represent the base salaries of Messrs. Portwood, Lichter and Kafer - $450,000, $300,000 and $300,000, respectively, pro-rated to their respective start dates of October 30, February 16 and April 20, 2015.
(6)	Mr. Portwood joined Akorn on October 30, 2015, and so did not receive bonus targets for 2015; however, he received a guaranteed payment of $37,500 to partially compensate for the bonus opportunity he gave up at his prior employer when he joined Akorn.
(7)	Mr. Portwood was awarded a discretionary bonus of $200,000 for his work on the restatement.
(8)	Mr. Lichter was granted a signing bonus of $46,154 and was awarded a discretionary bonus in the amount of $48,700.
(9)	Mr. Kafer received a discretionary bonus for his contributions to the success of key initiatives.

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All Other Compensation Table

Name	Year	401(k) Match ($)	Group Term Life Insurance Premium ($)	All Other ($)(a)	Total ($)
Raj Rai	2017	—	945	—	945
Duane A. Portwood	2017	7,708	945	3,750	12,403
Joseph Bonaccorsi	2017	7,891	945	3,750	12,586
Bruce Kutinsky	2017	7,279	945	3,750	11,974
Steven Lichter	2017	8,100	1,766	3,750	13,616
Jonathan Kafer	2017	8,096	945	3,750	12,791
(a)	For Messrs. Portwood, Bonaccorsi, Lichter, and Kafer, as well as Dr. Kutinsky, the amounts in this column represent the 15% discount realized on the purchase of stock through the 2017 offering period of the Employee Stock Purchase Plan.

2017 Grants of Plan-Based Awards

The following table provides additional information about non-equity incentive compensation, stock option awards, and restricted stock unit awards granted to our Named Executive Officers in 2017 under our Omnibus Plan.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	of Shares of Stocks	RSUs(2) ($/Sh)	and Option Awards ($)(3)
Raj Rai
Non-Equity Incentive Compensation	3/24/2017	0	857,000	1,285,500
RSUs	5/4/2017				100,824	33.10	3,337,274
Duane A. Portwood
Non-Equity Incentive Compensation	3/24/2017	0	234,000	351,000
RSUs	5/4/2017				34,412	33.10	1,139,037
Joseph Bonaccorsi
Non-Equity Incentive Compensation	3/24/2017	0	228,000	342,000
RSUs	5/4/2017				33,529	33.10	1,109,810
Bruce Kutinsky
Non-Equity Incentive Compensation	3/24/2017	0	251,500	377,250
RSUs	5/4/2017				44,382	33.10	1,469,044
Steven Lichter(4)
Non-Equity Incentive Compensation	3/24/2017	0	134,000	201,000
RSUs	5/4/2017				9,853	33.10	326,134
Jonathan Kafer
Non-Equity Incentive Compensation	3/24/2017	0	134,000	335,000
RSUs	5/4/2017				9,853	33.10	326,134
(1)	For information on performance-based annual incentive awards granted in 2017, see “Performance-Based Annual Incentive” and “Summary Compensation Table - Non-Equity Incentive Plan Compensation.”
(2)	The base price of the RSUs granted in the fiscal year is based on the closing price of our common stock on the grant date of each respective RSU.
(3)	The grant date fair value of each RSU award granted during 2017 was based on the closing price of our common stock on the grant date, multiplied by the number of shares underlying the RSU granted.
(4)	Mr. Lichter resigned from the Company as of May 4, 2018 and all unvested RSUs were subsequently for forfeited.

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Outstanding Equity Awards at 2017 Year-End

The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2017. Market values have been determined based on the closing price of our common stock on December 31, 2017 of $32.23.

	OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)
Raj Rai
Option(1)	65,200	—	15.36	5/3/2018
Option(2)	158,768	52,922	24.74	5/2/2019
Option(3)	47,847	143,540	23.26	3/28/2023
Option(4)	47,958	143,872	29.50	7/1/2023
RSU(5)					6,567	211,654
RSU(6)					24,648	794,405
RSU(7)					20,339	655,526
RSU(8)					100,824	3,249,558
Duane A. Portwood
Option(9)	150,000	150,000	26.74	10/30/2022
Option(10)	18,750	56,250	30.89	8/9/2023
RSU(8)					34,412	1,109,099
Joseph Bonaccorsi
Option(1)	12,100	—	15.36	5/3/2018
Option(2)	31,748	10,582	24.74	5/2/2019
Option(3)	16,364	49,089	23.26	3/28/2023
Option(4)	15,924	47,769	29.50	7/1/2023
RSU(5)					1,313	42,318
RSU(6)					24,790	798,982
RSU(7)					6,753	217,649
RSU(8)					33,529	1,080,640
Bruce Kutinsky
Option(1)	21,200	—	15.36	5/3/2018
Option(2)	44,978	14,992	24.74	5/2/2019
Option(3)	6,515	19,543	23.26	3/28/2023
Option(4)	21,132	63,393	29.50	7/1/2023
RSU(5)					1,860	59,948
RSU(7)					8,961	288,813
RSU(8)					44,382	1,430,432
Steven Lichter(14)
Option(11)	100,000	100,000	48.05	2/23/2022
Option(12)	21,000	63,000	24.95	2/19/2023
Option(4)	4,496	13,488	29.50	7/1/2023
RSU(7)					1,906	61,430
RSU(8)					9,853	317,562
Jonathan Kafer
Option(13)	62,500	62,500	43.00	5/1/2022
Option(12)	10,850	32,550	24.95	2/19/2023
Option(4)	4,496	13,488	29.50	7/1/2023
RSU(7)					1,906	61,430
RSU(8)					9,853	317,562

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(1)	The amounts shown represent the number of options granted to each executive officer May 3, 2013. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(2)	The amounts shown represent the number of options granted to each executive officer May 2, 2014. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(3)	The amounts shown represent the number of options granted to each executive officer March 28, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(4)	The amounts shown represent the number of options granted to each executive officer July 1, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(5)	The amounts shown represent the number of RSUs granted to each executive officer May 2, 2014 that had not vested as of December 31, 2015. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(6)	The amounts shown represent the number of RSUs granted to each executive officer September 5, 2014 that had not vested as of December 31, 2017. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(7)	The amounts shown represent the number of RSUs granted to each executive officer July 1, 2016 that had not vested as of December 31, 2017. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(8)	The amounts shown represent the number of RSUs granted to each executive officer May 4, 2017 that had not vested as of December 31, 2017. These RSUs vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(9)	The amounts shown represent the number of options granted on October 30, 2015. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(10)	The amounts shown represent the number of options granted to Mr. Portwood on August 9, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(11)	The amounts shown represent the number of options granted on February 23, 2015. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(12)	The amounts shown represent the number of options granted to each executive officer on February 19, 2016. These options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(13)	The amounts shown represent the number of options granted on May 1, 2015. The options vest in four equal installments of 25% of the award per year beginning on the first anniversary of the grant date.
(14)	Mr. Lichter resigned from the Company as of May 4, 2018 and all options and RSUs were subsequently forfeited.

2017 Option Exercises and Stock Vested Table

The following table provides a summary of the value realized by our Named Executive Officers from the exercise of option awards or the vesting of restricted stock unit awards during the year ended December 31, 2017.

	OPTIONS EXERCISED		STOCK VESTED
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Raj Rai	0	0	37,996	1,260,074
Duane A. Portwood	0	0	0	0
Joe Bonaccorsi	0	0	28,354	936,810
Bruce Kutinsky	100,000	2,010,304	4,849	162,561
Steven Lichter	0	0	636	21,331
Jonathan Kafer	0	0	636	21,331
(1)	Of the 100,000 options exercised by Dr. Kutinsky during the year ended December 31, 2017, 25,541 shares were traded to the Company in payment of taxes due.
(2)	The value realized on the vesting of the RSUs equaled the closing market value of our common stock on the vesting date times the number of shares that vested. The following named executive officers traded shares to the Company during the year ended December 31, 2017 in payment of taxes due: Mr. Rai 6,099 shares; Mr. Bonaccorsi 9,799 shares; Dr. Kutinsky 1,532 shares; Mr. Lichter 197 shares; and Mr. Kafer 197 shares.

Potential Payments Upon Termination

Employment Agreements and Offer Letters

We have entered into employment agreements with our CEO, CFO, COO and GC that, in addition to providing bonus opportunity, provide the officers with compensation if they are terminated without cause, they leave the Company with good reason or their employment terminates in certain circumstances in connection with a change of control. The agreements

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renew automatically for a one-year period unless written notice of termination is provided. We believe the terms of the employment agreements promote stability and continuity of senior management. Specifically, these common protections promote our ability to attract and retain management and assure us that our executive officers will continue to be dedicated and available to provide objective advice and counsel notwithstanding the possibility, threat or occurrence of a change in their circumstances or in the control of the Company. All of the employment agreements are listed in the Exhibit Index to the Company’s 2017 Annual Report on Form 10-K.

Each of our CEO, CFO, COO and GC is entitled to receive benefits under the employment agreements if (1) we terminate the executive’s employment without cause, (2) the executive resigns for good reason or (3) if there is a change of control during the term of the agreement and within the 90 days prior to and 12 months following the change of control we terminate the executive’s employment without cause or he resigns for good reason. Under these scenarios, each of the executives is entitled to receive (1) any accrued but unpaid salary and pro-rata bonus, (2) reimbursement for any outstanding reasonable business expense, (3) vacation pay, (4) continued life and health insurance as described below and (5) a severance payment calculated as described below.

The term “cause” includes termination due to willful and continued failure to substantially perform assigned duties, the conviction of any felony or crime involving fraud, and breach of any material term of the employment agreement. The term “good reason” includes termination due to a material adverse change in status or responsibilities, relocation beyond fifty (50) miles from the executive’s job location or residence, a substantial reduction in base salary that is not comparable to that of other executives and is not part of a comprehensive reduction, and the failure of the Company to obtain an agreement satisfactory to the executive from any successor entities to assume the employment agreement.

If we terminate the executive without cause or the executive resigns for good reason, the severance payment will be equal to one times his then current base salary plus his total bonus opportunity most recently approved under the Company’s annual bonus incentive plan. In addition, the executive is eligible to receive payment of life and health insurance coverage for a period of 12 months following such executive’s termination of employment.

If there is a change of control during the term of the agreement and within the period from 90 days prior to and 12 months following the change in control we terminate the executive without cause or the executive resigns for good reason, the severance payment will be equal to three times in the case of the CEO and two times in the case of the CFO, COO or GC, the sum of the greater of (a) the executive’s then current base salary and (b) his base salary immediately prior to the change of control, plus his total bonus opportunity most recently approved under the Company’s annual bonus incentive plan. In addition, the executive will be eligible to receive payment of life and health insurance coverage for a period of 36 months for the CEO and 24 months for each of the CFO, COO and GC, following such executive’s termination of employment as well as vesting (as of the executive’s last day of employment) of any unvested options or RSUs previously granted to the executive.

Severance payments will be made in one lump sum within 30 days, or as soon as administratively practicable, following the termination date, subject to all applicable tax and other withholdings.

If the executive’s employment is terminated by the Company for cause, or by the executive without good reason, or due to the executive’s death or disability or retirement pursuant to the Company’s policies applicable to executive officers, the executive is not entitled to severance pay or continuation of payment of life and health insurance but will receive accrued, but unpaid salary, reimbursement for any outstanding reasonable business expense and pro-rata pay for unused vacation time.

The employment agreements contain non-competition and non-solicitation covenants that apply during the term and until the sooner to occur of 12 months following the executive’s termination date and 12 months following the change of control.

In the event that any payment or benefit received or to be received by the CEO, CFO, COO or GC in connection with termination of his employment agreement would constitute a parachute payment within the meaning of Section 280G of the Internal Revenue Code or any similar or successor provision to 280G would be

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subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such amounts would be reduced to the largest amount which would result in no portion of the amounts being subject to the excise tax. The agreements do not provide for any tax gross-up of severance pay.

A copy of each of the employment agreements and letter agreements we have with our Named Executive Officers has been filed with the SEC. Please see the exhibit list to the Company’s 2017 Form 10-K.

Executive and Key Management Change in Control Severance Plan

The severance and change in control arrangements for our CEO, CFO, COO and GC are set forth in their individual employment agreements, as set forth above. Severance and change in control arrangements for our other Named Executive Officers and key executives is set forth in the Executive and Key Management Change-in-Control Severance Plan (the “Executive CIC Plan”) that has been instituted by our Compensation Committee. Participants in the Executive CIC Plan are selected by the Company’s Compensation Committee or Board of Directors. Under the Executive CIC Plan, if a Named Executive Officer, within the 90 days prior to and 12 months following a change of control of the Company, experiences an involuntary termination without cause or voluntarily terminates his employment for good reason, then he will be entitled to receive (i) a lump-sum cash severance payment equal to one year of his then current base salary, (ii) continued payment of health insurance coverage for a period of one year following termination of employment and (iii) vesting as of the executive’s last day of employment of any unvested options or RSUs previously granted to the executive. See “Payments in Connection with Various Termination Scenarios.”

The Executive CIC Plan provides the Company with assurance that it will have the continued dedication of, and the availability of objective advice and counsel from, key executives of the Company and its affiliates and to promote certainty and minimize potential disruption for key executives of the Company in the event the Company is faced with or undergoes a change in control. The Company updated its equity award agreements for its Named Executive Officers. Each of the Company’s equity award agreements for Named Executive Officers now provides for this “double trigger” vesting of equity awards in the event the Company undergoes a change in control transaction in which the awards are continued or assumed - that is, the award will vest if the recipient experiences an involuntary termination without cause or voluntarily terminates his employment for good reason within the 90 days prior to and 12 months following a change in control of the Company. Our current Form of Non-Qualified Stock Option Award Agreement, Form of Incentive Stock Option Award Agreement, and Form of Restricted Stock Unit Award Agreement were filed as exhibits to our Form 10-K that we filed with the SEC on May 10, 2016. Other equity awards may be granted under the Omnibus Plan using other forms of award agreements as may be determined from time to time in the form approved by the Compensation Committee.

The Executive CIC Plan does not provide for any tax gross-up of severance pay. In addition, payment of any cash severance under the Executive CIC Plan is contingent upon the participant’s execution of a separation agreement containing a release of claims in favor of the Company and its affiliates.

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Payments in Connection with Various Termination Scenarios

The following table estimates the cash amounts, accelerated vesting and other payments and benefits that each Named Executive Officer would have been entitled to receive upon termination under various circumstances pursuant to the terms of their respective employment agreements, equity award agreements, the Company’s Executive CIC Plan. The table assumes that the executive’s termination of employment with the Company under the scenario shown occurred on December 31, 2017.

Executive / Termination Event(1)(2)	Cash Severance Payment	Acceleration of Equity Awards(3)	Life/Health Insurance Benefits		Total Termination Benefits
Raj Rai
without cause or with good reason	$2,142,500	$—	$13,233	(4)	$2,155,733
without cause or with good reason within 90 days prior to or 12 months following a change of control	$6,427,500	$6,987,853	$39,699	(5)	$13,455,052
without cause or with good reason immediately following completion of the Merger Agreement(6)	$6,427,500	$7,859,953	$39,699	(5)	$14,327,152
Duane A. Portwood
without cause or with good reason	$819,000	$—	$13,233	(4)	$832,233
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,638,000	$2,007,974	$26,466	(5)	$3,672,440
without cause or with good reason immediately following completion of the Merger Agreement(6)	$1,638,000	$2,433,946	$26,466	(5)	$4,098,412
Joseph Bonaccorsi
without cause or with good reason	$798,000	$—	$13,233	(4)	$811,233
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,596,000	$2,789,585	$26,466	(5)	$4,412,051
without cause or with good reason immediately following completion of the Merger Agreement(6)	$1,596,000	$3,097,256	$26,466	(5)	$4,719,722
Bruce Kutinsky
without cause or with good reason	$880,250	$—	$13,233	(4)	$893,483
without cause or with good reason within 90 days prior to or 12 months following a change of control	$1,760,500	$2,239,846	$26,466	(5)	$4,026,812
without cause or with good reason immediately following completion of the Merger Agreement(6)	$1,760,500	$2,510,888	$26,466	(5)	$4,297,854
Steven Lichter(7)
without cause or with good reason	$—	$—	$—		$—
without cause or with good reason within 90 days prior to or 12 months following a change of control	$335,000	$874,455	$13,233	(4)	$1,222,688
without cause or with good reason immediately following completion of the Merger Agreement(6)	$670,000	$1,030,652	$13,233	(4)	$1,713,885
Jonathan Kafer
without cause or with good reason	$—	$—	$—		$—
without cause or with good reason within 90 days prior to or 12 months following a change of control	$335,000	$652,779	$13,233	(4)	$1,001,012
without cause or with good reason immediately following completion of the Merger Agreement(6)	$835,000	$755,080	$13,233	(4)	$1,603,313
(1)	The table does not give effect to any reduction in payments to any executive that might occur under his employment agreement in the event that the payment would become subject to additional taxes under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments in the event of a termination or resignation following a change in control. In addition, the amounts shown in this table do not include accrued but unpaid salary, reimbursement for any outstanding reasonable business expense or vacation pay.
(2)	If the executive’s employment is terminated by the Company for cause, or by the executive without good reason, or due to the executive’s death or disability or retirement pursuant to the Company’s policies, the executive will receive all accrued but unpaid salary, reimbursement for any outstanding reasonable business expense and vacation pay. For purposes of the Company’s performance-based incentive plan, bonus eligible Base Salary is defined as the officer’s base pay earnings as shown on the officer’s W-2 for the applicable year. However, all bonus amounts in the table above were calculated based on each officer’s base salary, which approximates his base pay earnings on his W-2, times the applicable bonus rates.

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(3)	The amount represents the intrinsic value of “in-the-money” unvested stock options and unvested RSUs based on $32.23 per share, which was the closing stock price of Akorn, Inc. common stock on December 29, 2017, except for the rows presenting payments after completion of the Merger Agreement, in which case the intrinsic value was calculated using the assumed per share merger consideration of $34.00.
(4)	The amount represents the estimated cost to continue health and life insurance coverage for 1 year.
(5)	The amount represents the estimated cost to continue health and life insurance coverage for Mr. Rai for 3 years, for Messrs. Portwood, Bonaccorsi and Kutinsky for 2 years.
(6)	For comparison purposes, an estimate of the amount that would have been paid if the Merger Agreement had been completed on December 31, 2017 and each officer’s employment was terminated without “cause” or by the named executive officer for “good reason” immediately following the completion of the merger, such amounts as previously disclosed in the Company’s Proxy Statement filed with the SEC on June 15, 2017.
(7)	Mr. Lichter resigned from the Company as of May 4, 2018 and is no longer eligible to receive these termination payments.

Pay Ratio of Principal Executive Officer to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Raj Rai, who is our Chief Executive Officer (“CEO”) and Principal Executive Officer (“POE”). The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than our CEO) was $48,560; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $4,195,219.

Based on this information, for 2017 the ratio of the annual total compensation of Mr. Rai, our Chief Executive Officer, to the median of the annual total compensation of all employees was 86.4 to 1.

We determined that, as of December 20, 2017, our employee population consisted of approximately 2,280 individuals working for Akorn, with 73% of these individuals located in the United States, 8% located in Switzerland, and 19% located in India. This population consisted of our full-time, part-time, and temporary employees.

We selected December 20, 2017, which is within the last three months of our last completed fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

Given the geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. Consequently, for purposes of measuring the compensation of our employees we selected base salary plus any bonuses and equity awards as the most appropriate measure of compensation. In making this determination, we annualized the compensation of all permanent employees who were hired in 2017 but did not work for us for the entire year. We did not make any cost-of-living adjustments nor did we make use of any statistical sampling methods in identifying the “median employee.”

Using this methodology, we determined that the “median employee” was a full-time, hourly employee located in the United States. For purposes of this disclosure, we applied a Swiss Franc (CHF) and Indian Rupee (INR) to U.S. dollars exchange rate to the compensation elements paid in those respective currencies, using the exchange rates for those currencies on December 29, 2017.

The table below shows the compensation used for this calculation:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Annual Total Compensation ($)
Raj Rai - CEO/PEO	2017	$857,000	$—	$3,337,274	$—	$—	$945	$4,195,219
Median Employee	2017	$47,960	$600	$—	$—	$—	$—	$48,560
Ratio of PEO to Median Employee	2017							86.4 X

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DIRECTOR COMPENSATION

Director compensation is set by the Compensation Committee in coordination with management and submitted to the Board for approval. Each year, the Compensation Committee works with its independent compensation consultant to review current director compensation using published survey data of companies of similar size based on revenue and market capitalization and in the pharmaceutical industry, as well as director compensation of companies in our self-selected peer group, in order to guide the Compensation Committee towards establishing director compensation that falls in an appropriate range. In 2017, based upon the recommendations of the compensation consultant, the Compensation Committee revised our director compensation program to better align the program with median peer group practices to compensate for additional time commitment and risk associated with participation on Board committees.

	Amount
Annual Compensation Element	Chair	Member
Annual Cash Retainer	$125,000	$75,000
Annual Equity Award Grant Value	$275,000	$275,000
Audit Committee - Cash Compensation	$25,000	$15,000
Compensation Committee - Cash Compensation	$20,000	$10,000
Nominating and Governance Committee - Cash Compensation	$15,000	$7,500
Special Committees - Cash Compensation(1)	$15,000	$7,500
Stock Ownership Guidelines	5x annual equity and cash retainer	5x annual equity and cash retainer
(1)	From time to time, the Board may create one or more special committees. Generally, a chair of a special committee is paid $15,000 and a member $7,500 for his or her services, however, the compensation paid may vary and is approved on a case-by-case basis by the Compensation Committee.

All retainers are paid quarterly in arrears. In addition to the above fees, we reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors. Annual equity awards are typically granted to our directors at the Board meeting held immediately after our annual meeting of shareholders.

In connection with their service as our directors, we have provided to each of our independent directors supplemental indemnity assurances with respect to any claims associated with their serving as one of our directors, as a director of any of our subsidiaries, as a fiduciary of any of our employee benefit plans and in other positions held at our request.

Director Stock Ownership Guidelines

The Compensation Committee believes that it is in the best interests of the Company and its shareholders to align the financial interests of the Company’s directors with those of the shareholders. Accordingly, the Compensation Committee established the following stock ownership guidelines for directors. Each director is expected to acquire and retain shares of the Company’s common stock having a value equal to at least five times the total value of the director’s annual stock and cash retainer. Directors shall have three years from the date of election or appointment to attain such ownership levels. The Nominating and Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. In the event a director’s annual retainer increases, he or she will have one year from the date of the increase to acquire any additional shares needed to meet the guidelines.

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2017 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Restricted Stock Unit Awards ($)(2)	Option Awards ($)	Total ($)
Alan Weinstein (Chair of the Board of Directors)	$124,583	$267,713	$—	$392,296
Kenneth S. Abramowitz	90,000	267,713	—	357,713
Dr. Adrienne Graves	111,250	267,713	—	378,963
Ronald M. Johnson	115,000	267,713	—	382,713
Steven Meyer	100,000	267,713	—	367,713
Terry Allison Rappuhn	123,125	267,713	—	390,838
Brian Tambi	82,500	267,713	—	350,213
(1)	The amounts shown in this column represent the retainer fees earned by each for serving as a director, including any retainer fees for serving as a chair or committee member. The following fees were earned by directors for their service on special committees in 2017: Dr. Graves $8,750; Mr. Johnson $15,000; Ms. Rappuhn $18,125; Mr. Tambi $7,500; and Mr. Weinstein $16,250.
(2)	The amounts in this column represent the grant date fair value of RSUs awarded to each director on May 4, 2017 as calculated in accordance with Regulation S-K. However, the number of shares awarded was based upon Merger Agreement price of $34.00 per share, making the anticipated value of each award $275,000, which is consistent with the Director Compensation table above. The RSUs vest 25% per year on each of the first four anniversaries of grant date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Adrienne Graves, Chair, Alan Weinstein and Ronald M. Johnson, who currently comprise the Compensation Committee, are each independent, non-employee directors of the Company. No executive officer (current or former) of the Company served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, or (iv) were directly or indirectly the beneficiary of any related transaction required to be disclosed under the applicable regulations of the Exchange Act, during the year ended December 31, 2017.

EQUITY COMPENSATION PLANS

The Company maintains equity compensation plans that allow the Company’s Board of Directors to grant stock options and other equity awards to eligible employees, officers, directors and consultants. On April 27, 2017, the Company’s shareholders voted to approve the Akorn, Inc. 2017 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Under the Omnibus Plan, 8.0 million shares of the Company’s common stock were made available for issuance pursuant to equity awards. The Omnibus Plan replaced the Akorn, Inc. 2014 Stock Option Plan (as amended and restated, “the 2014 Plan”). Following shareholder approval of the Omnibus Plan, no new awards may be granted under the 2014 Plan, although previously granted awards remain outstanding pursuant to their original terms. The 2014 Plan had replaced the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”), which expired on November 6, 2013.

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Options granted under the Omnibus Plan, the 2014 Plan and the 2003 Plan have exercise prices equivalent to the market value of our common stock on the date of grant. They vest over four years and expire five, seven or ten years from the date of grant. Options granted to our Directors typically vest one year from the date of grant and expire five years from the date of grant. All options granted from February 22, 2013 through November 6, 2013 vest annually over a four-year period.

The Company grants Restricted Stock Units (“RSUs”) annually to officers and eligible employees pursuant to its long-term incentive plans. The RSU grants typically vest 25% per year each of the first four anniversaries of grant date. Since entering into the Merger Agreement in April 2017, the Company has issued only RSUs and no stock options, including annual grants of RSUs to its board members.

The 2016 Akorn, Inc. Employee Stock Purchase Plan (the “ESPP”) was approved by our shareholders in December 2016. The ESPP permits eligible employees to acquire shares of our common stock through payroll deductions in whole percentages from 1% to 15% of eligible wages, at a 15% discount from the market price of our common stock, subject to an annual maximum purchase. The Company has not initiated any new ESPP offering periods since entering in to the Merger Agreement, in accordance with the terms of that agreement.

The following table sets forth certain information as of December 31, 2017, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date. We do not have any equity compensation plans that have not been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation plans approved by security holders:	4,940,822(1)	$23.75	9,216,870(2)
(1)	This amount reflects 169,302 outstanding options granted under the 2003 Plan, 3,884,019 outstanding options and 250,618 unvested RSU awards granted under the 2014 Plan, and 636,883 unvested RSU awards granted under the Omnibus Plan.
(2)	Securities available for future issuance under equity compensation plans includes 7,363,117 shares remaining available under the Omnibus Plan and 1,853,753 shares available for future issuance under the ESPP.

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IV.	Security Ownership of Certain Beneficial Owners and Management

As of November 5, 2018, the following persons were directors, Named Executive Officers or others with beneficial ownership of 5% or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted, the address of each of the following persons is 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

BENEFICIAL OWNERSHIP OF HOLDERS OF 5% OR MORE OF OUR COMMON STOCK, DIRECTORS, AND NAMED EXECUTIVE OFFICERS:

Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class
Holders of 5% or more of our common stock (excluding Directors and Named Executive Officers):
John N. Kapoor, Ph.D.	28,451,983(2)	22.7%
FMR LLC	11,618,549(3)	9.3%
BlackRock, Inc.	7,958,348(4)	6.3%
The Vanguard Group	7,484,355(5)	6.0%
Directors:
Alan Weinstein	99,030(6)	*
Kenneth S. Abramowitz	50,542(6)	*
Adrienne L. Graves, Ph.D.	44,973(6)	*
Ronald M. Johnson	154,238(6)	*
Steven J. Meyer	119,614(6)	*
Terry Allison Rappuhn	34,720(7)	*
Brian Tambi	63,299(6)	*
Named Executive Officers:
Raj Rai	2,562,466(8)	2.0%
Duane A. Portwood	272,209(9)	*
Joseph Bonaccorsi	532,948(10)	*
Bruce Kutinsky, Pharm. D.	329,048(11)	*
Steven Lichter	4,009(12)	*
Jonathan Kafer	129,087(13)	*
Directors and Executive Officers as a group (13 persons)	4,474,246	3.5%
(*)	indicates Beneficial Ownership of less than 1%.
(1)	Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of November 5, 2018 by the vesting of restricted stock units (“RSUs”) or the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person or entity has sole voting power and sole investment power with respect to the shares.
(2)	The stock ownership of John N. Kapoor is as of May 1, 2017 as reflected in the Schedule 13D/A filed with the SEC on May 1, 2017. The shares beneficially owned includes (i) 1,907,445 shares of common stock owned by the Kapoor Trust, of which Dr. Kapoor is the sole trustee and beneficiary, and (ii) 505,987 shares of common stock owned directly by Dr. Kapoor. The total also includes (iii) 15,050,000 shares of common stock owned by Akorn Holdings, L.P., a Delaware limited partnership, of which Dr. Kapoor is the indirect managing general partner, (iv) 2,970,644 shares of common stock owned by EJ Financial / Akorn Management L.P., of which Dr. Kapoor is the indirect managing general partner, (v) 3,590,445 shares of common stock owned by EJ Funds LP., of which Dr. Kapoor is the indirect managing general partner, and (vi) 4,427,462 shares of common stock held through several trusts, the trustee of which is employed by a company controlled by Dr. Kapoor and the beneficiaries of which include Dr. Kapoor’s children and various other family members, all of which shares in (iii) - (vi) Dr. Kapoor disclaims beneficial ownership of to the extent of his actual pecuniary interest therein. The address of John N. Kapoor is P.O. Box 271, Lake Forest, Illinois 60045.
(3)	The stock ownership of FMR LLC is as of December 31, 2017 as reflected in the Schedule 13G filed with the SEC on February 13, 2018. Of the shares beneficially owned, FMR LLC holds sole voting power over 11,520,559 shares and shared voting power over no share, and holds sole dispositive power over all 11,618,549 shares. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

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(4)	The stock ownership of BlackRock, Inc. is as of December 31, 2017 as reflected in the Schedule 13G/A filed with the SEC on January 29, 2018. Of the shares beneficially owned, BlackRock, Inc. holds sole voting power over 7,649,146 shares and shared voting power over no shares, and holds sole dispositive power over all 7,958,348 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)	The stock ownership of The Vanguard Group is as of December 31, 2017 as reflected in the Schedule 13G/A filed with the SEC on February 8, 2018. Of the shares beneficially owned, The Vanguard Group holds sole voting power over 51,283 shares and shared voting power over 9,800 shares, and holds sole dispositive power over 7,430,491 shares and shared dispositive power over 53,864 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(6)	Beneficial ownership for each of Messrs. Weinstein, Abramowitz, Johnson, Meyer and Tambi, and Dr. Graves includes 19,455 shares of common stock issuable upon exercise of options, and excludes: (i) 21,420 unvested RSUs, and (ii) 2,900 shares subject to unvested stock options.
(7)	Beneficial ownership for Ms. Rappuhn includes 28,702 shares of common stock issuable upon exercise of options, and excludes: (i) 21,420 unvested RSUs, and (ii) 2,900 shares subject to unvested stock options.
(8)	Beneficial ownership for Mr. Rai includes 403,300 shares of common stock issuable upon the exercise of options and excludes: (i) 271,365 unvested RSUs, and (ii) 191,607 shares subject to unvested stock options.
(9)	Beneficial ownership for Mr. Portwood includes 262,500 shares of common stock issuable upon exercise of options and excludes: (i) 87,987 unvested RSUs, and (ii) 112,500 shares subject to unvested stock options.
(10)	Beneficial ownership for Mr. Bonaccorsi includes 106,904 shares of common stock issuable upon the exercise of options and excludes: (i) 90,239 unvested RSUs, and (ii) 64,572 shares subject to unvested stock options.
(11)	Beneficial ownership for Dr. Kutinsky includes 115,263 shares of common stock issuable upon the exercise of stock options and excludes: (i) 119,461 unvested RSUs, and (ii) 55,290 shares subject to unvested stock options.
(12)	Mr. Lichter resigned from the Company as of May 4, 2018. The stock ownership for Mr. Lichter is based on Mr. Lichter’s Form 4 filings with the SEC.
(13)	Beneficial ownership for Mr. Kafer includes 124,442 shares of common stock issuable upon the exercise of stock options and excludes: (i) 39,679 unvested RSUs, and (ii) 61,942 shares subject to unvested stock options.

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V.	Questions and Answers

Why have I received these materials? What is included in the proxy materials?

This proxy statement was provided to you because our Board is soliciting your proxy to vote at the annual meeting of shareholders to be held on December 27, 2018. The proxy materials for our 2018 annual meeting of shareholders include the Notice of Annual Meeting, this proxy statement and our Form 10-K filed for fiscal year 2017. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

Who may attend the 2018 Annual Meeting? Are there procedures for attending?

Only shareholders as of November 5, 2018 or their legal proxy holders may attend the 2018 annual meeting. Due to space constraints and other security considerations, we will not be able to accommodate the guests of either shareholders or their legal proxy holders.

To be admitted to the 2018 annual meeting, you must present valid proof of ownership of the Company’s common stock as of November 5, 2018 or a valid legal proxy. All attendees must also provide a form of government-issued photo identification. If you arrive at the 2018 annual meeting without the required items, we will admit you only if we are able to verify that you are a shareholder of the Company as of November 5, 2018.

Shareholders of record may gain admittance to the 2018 annual meeting by providing proof of ownership of the Company’s common stock as of November 5, 2018. If your shares are held in the name of a bank, broker, trustee or other nominee and you plan to attend the 2018 annual meeting, you will need to bring proof of ownership as of November 5, 2018, such as a recent bank or brokerage account statement, and if you wish to vote in person, you must obtain a legal proxy issued in your name from your broker or other nominee. If you are not a shareholder but attending as proxy for a shareholder, you may attend the 2018 annual meeting by presenting a valid legal proxy. Shareholders may appoint only one proxy holder to attend on their behalf.

If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the 2018 annual meeting. Shareholders holding shares in a joint account will be admitted to the 2018 annual meeting if they provide proof of joint ownership.

Who is entitled to vote at the 2018 Annual Meeting?

Shareholders of record as of the close of business on November 5, 2018 will be entitled to vote at the annual meeting. On November 5, 2018, there were 125,492,373 shares of common stock outstanding and entitled to vote.

If on November 5, 2018 you were a “record” shareholder of common stock (that is, if you held common stock in your own name in the stock records maintained by our transfer agent, Computershare), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to vote now, online, by phone, or proxy card to ensure that your vote is counted.

If on November 5, 2018, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may attend the meeting but may not be able to vote in person unless you first obtain a legal proxy issued in your name from your broker or other nominee.

A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, on and during ordinary business hours for 10 days prior to the date of the meeting at our principal offices located at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

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What am I voting on?

There are three matters scheduled for a vote:

•	Election of seven directors;
•	Ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
•	Approval by non-binding advisory vote of the Company’s executive compensation program.

How do I cast my vote?

You may either vote “FOR ALL” or “WITHHOLD ALL” or “FOR ALL EXCEPT” for any or all of the Company’s nominees for Director. There is no cumulative voting with respect to the election of directors.

You may vote “FOR” or “AGAINST” or “ABSTAIN” on all other proposals, including the vote to ratify the Company’s appointment of BDO USA, LLP as its independent registered public accounting firm, and the non-binding advisory vote on the Company’s executive compensation program.

If you are a shareholder of record, vote over the Internet at www.proxyvote.com or vote by telephone at 1 (800) 690-6903. You may also vote by proxy card, voter instruction form or in person at the annual meeting.

Whether or not you plan to attend the annual meeting, we urge you to vote now to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

If you hold your shares in street name, the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card received from your broker or bank to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or such other applicable agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact your broker, bank, or such other agent to request a proxy form.

Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting.

What constitutes a quorum for purposes of the annual meeting?

A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock entitled to vote, or 62,746,187 votes, shall constitute a quorum for the transaction of business at the meeting. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does the Board recommend that I vote my shares?

The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR ALL for the election of the seven nominees for director (Proposal 1).
•	FOR the ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

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•	FOR the approval, by non-binding advisory vote, of the Company’s executive compensation program (Proposal 3).

With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. As of the date of this proxy statement, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the 2018 annual meeting.

What if I return a proxy card but do not make specific choices?

If you are the shareholder of record and return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR ALL” for the election of all seven nominees for director, “FOR” the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and “FOR” the approval of our executive compensation program. If any other matter is properly presented at the annual meeting, your proxy (the individual named on your proxy card) will vote your shares using his best judgment.

If you hold your shares in street name, and do not provide your nominee instruction with respect to any voting selections, your shares may be voted by your nominee for the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. However, your shares cannot be voted by your nominee for any of the other proposals, including the election of any of the seven nominees for director, nor for the approval of our executive compensation program. In such cases, your vote will be considered a “broker non-vote.”

How many votes are needed to approve each proposal?

Proposal 1. The election of directors will be determined by a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the seven nominees receiving the most proper “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome.

Proposal 2. The ratification of the appointment by our Audit Committee of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires a “FOR” vote from a majority of the votes cast. Abstention and broker non-votes will have no effect on the outcome.

Proposal 3. The approval by advisory vote of the Company’s executive compensation program is non-binding to the Company. Abstentions and broker non-votes will have no effect on the outcome. Since this vote is non-binding, the Company maintains the right to adopt or maintain an executive compensation plan that has not been ratified by affirmative vote of its shareholders. However, our Board of Directors (including our Compensation Committee) will take into account the outcome of the vote when considering future decisions affecting executive compensation as it deems appropriate.

Can I revoke or change my vote after I return my proxy card?

Yes. For shareholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•	You may submit a written notice of revocation to Akorn’s Corporate Secretary at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.
•	You may submit a proxy bearing a later date.
•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.

If you hold your shares in street name, you will need to revoke or resubmit your proxy through your nominee and in accordance with its procedures. In order to attend the annual meeting and vote in person, you will need to obtain a proxy from your nominee, the shareholder of record.

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Who will bear the expense of soliciting proxies in connection with this proxy statement?

Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile, online posting or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.

What does it mean if I receive more than one proxy?

If you receive more than one proxy, it means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare – Essential Registry Team. Their mailing address is P.O. Box 30170, College Station, TX 77842 and they can be reached at 800-962-4284.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

Brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, or call (847) 279-6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

How can I get a copy of the 2017 annual report or other proxy materials?

The Notice of Annual Meeting, proxy statement and our Form 10-K for 2017 are available at proxyvote. com and at the Company’s website akorn.com. We will provide, without charge, a copy of our Form 10-K, including financial statements and financial statement schedules, as filed with the SEC, upon request in writing from any person who was a holder of record or who represents in good faith that such person was a beneficial owner of common stock as of November 5, 2018. Requests should be made to Akorn, Inc., Attention: Investor Relations, 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045.

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What are the deadlines for submitting shareholder proposals for the 2019 annual meeting?

Proxy Statement Proposals Under Rule 14a-8

Under SEC rules, shareholders wishing to submit proposals for inclusion in the proxy statement under Rule 14a-8 adopted under Section 14(a) of the Securities Exchange Act of 1934, as amended, for the 2019 Annual Meeting of Shareholders must ensure that such proposals are received by the Company at 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, Attention: Akorn Corporate Secretary, on or before January 4, 2019.

Other Proposals and Nominations

Nominations for director or other business proposals to be addressed at our next annual meeting may be submitted outside of Rule 14a-8 and not included in the proxy statement for the 2019 Annual Meeting. Such nominations and proposals may be made by a shareholder entitled to vote who has delivered a notice to the Corporate Secretary no later than the close of business on January 29, 2019. Any such proposals must comply with applicable Louisiana law, the rules and regulations promulgated by the SEC, and the procedures set forth in the Company’s bylaws.

These advance notice provisions are in addition to, and separate from, the requirements that a shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

By Order of the Board of Directors

/S/ Joseph Bonaccorsi

Joseph Bonaccorsi

Secretary

Lake Forest, Illinois

November 21, 2018

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E52787-P13927

AKORN

Annual Meeting of Shareholders
December 27, 2018 at 10:00 AM C.T.

This proxy is solicited on behalf of the Board of Directors of Akorn, Inc.

The undersigned hereby constitutes and appoints Duane Portwood and Joseph Bonaccorsi as proxies for the undersigned, each with full power of substitution, to represent the undersigned. The proxy holders are instructed to vote as designated on the reverse side hereof, and according to the discretion of the proxy holder on any other matters that may properly come before the meeting, all of the shares of common stock of Akorn, Inc. held of record by the undersigned on November 5, 2018 that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Akorn, Inc. to be held on December 27, 2018 at 1925 West Field Court, Suite 300, Lake Forest, IL 60045, and at all adjournments thereof.

This proxy when properly executed and dated will be voted in the manner directed herein by the undersigned shareholder. **If this proxy is returned signed and dated but with no direction made on the reverse side, this proxy will be voted FOR ALL of the nominees for director, FOR the ratification of the appointment of BDO USA, LLP to serve as Akorn's independent registered public accounting firm for the fiscal year ending December 31, 2018, FOR the non-binding approval of the Company's executive compensation program as described in the Company's 2018 proxy statement, and in the proxy holders' discretion on any other business brought before the meeting or any adjournment thereof.** Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.

This proxy must be signed and dated on the reverse side to be valid.